EXECUTION COPY
Exhibit (h)(8)
CREDIT AGREEMENT
dated as of September 11, 2008
among
HIGHLAND FLOATING RATE FUND,
HIGHLAND FUNDS I,
THE LENDERS PARTY HERETO,
and
THE BANK OF NOVA SCOTIA,
as Administrative Agent

i

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SCHEDULES:

Schedule 1	List of Borrowers, Related Funds and Pro Rata Shares
Schedule 2	List of Lenders and Commitments
Schedule 3	List of Investment Limitation Defaults
EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B-1	Form of Revolving Note
Exhibit B-2	Form of Swingline Note
Exhibit C	Outline of Opinion of Counsel to the Borrowers and the Funds
Exhibit D	Form of Written Borrowing Request
Exhibit E	Form of Closing Certificate
Exhibit F	Form of Federal Reserve Form FR-U-1
Exhibit G	Form of Compliance Certificate
Exhibit H	Form of Security Agreement
Exhibit I	Form of Control Agreement
Exhibit J	Form of Commitment Increase Supplement

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     CREDIT AGREEMENT, dated as September 11, 2008, among Highland Floating Rate Fund, a Delaware statutory trust, and Highland Funds I, a Delaware statutory trust, individually and on behalf of each of the portfolios or series thereof which is a Fund hereunder, the Lenders party hereto, and The Bank of Nova Scotia, as Administrative Agent (in such capacity, the “Administrative Agent”).
     The parties hereto agree as follows:
     ARTICLE 1 DEFINITIONS

     Section 1.1 Defined Terms
          As used in this Credit Agreement, the following terms have the meanings specified below:
          “ABR Loan” means a Revolving Loan (or any portion thereof) bearing interest based on the Alternate Base Rate.
          “Adjusted Asset Coverage” means, with respect to any Fund as of any date, the ratio on such date of (i) Adjusted Total Net Assets attributable to such Fund to (ii) Adjusted Senior Debt of such Fund.
          “Adjusted LIBO Rate” means, with respect to any LIBOR Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
          “Adjusted Senior Debt” means, with respect to any Fund as of any date, the sum of each of the following (without duplication) on such date: (a) Senior Debt of such Fund, plus (b) the net liabilities (excluding Ordinary Liabilities), if any, of such Fund under all Hedging Agreements determined on a mark-to-market basis, plus (c) all Secured Liabilities of such Fund, plus (d) all Segregated Liabilities of such Fund, except (but only to the extent both constituting a part of Segregated Liabilities of such Fund and included in (b) above) the net liabilities (excluding Ordinary Liabilities), if any, of such Fund under all Hedging Agreements determined on a mark-to-market basis.
          “Adjusted Total Net Assets” means, with respect to any Fund as of any date, an amount equal to the following on such date: (a) Total Net Assets attributable to such Fund, minus (b) the value of all Excluded Assets of such Fund, minus (c) the excess, if any, of (i) the value of all assets of such Fund that are subject to a Lien (other than Liens referred to in Section 7.2(a), (b), (c), (d), (f) and (g)), or that are otherwise segregated, or that are on deposit to satisfy margin requirements, over (ii) the sum of all Secured Liabilities and all Segregated Liabilities of such Fund.
          “Administrative Agent” has the meaning set forth in the preamble of this Credit Agreement.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied or approved by the Administrative Agent.
          “Administrator” means, with respect to each Borrower and its Related Funds, the administrator for such Borrower and its Related Funds, currently (on the Effective Date) Highland Capital Management.
          “Affected Loan” has the meaning set forth in Section 3.5.

          “Affiliate” means an affiliated person, as defined in Section 2(a)(3) of the ICA.
          “Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) 1/2 of 1% plus the Federal Funds Effective Rate in effect on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate.
          “Anti-Terrorism Order” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.
          “Applicable Accounting Principles” means, with respect to each Entity, those accounting principles required by the ICA and prescribed by the SEC for such Entity and, to the extent not so required or prescribed, GAAP.
          “Applicable Commitment Termination Date” means, with respect to each Entity, the earlier to occur of (a) the Scheduled Commitment Termination Date and (b) such earlier date on which each Lender’s obligations to make Loans to or for the account of such Entity shall have otherwise terminated or been terminated.
          “Applicable Money Market” means any money market applicable to LIBOR Loans.
          “Applicable Percentage” means, with respect to any Lender, the percentage of the aggregate Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, after giving effect to any assignments.
          “Applicable Rate” means, with respect to each (a) ABR Loan, the Alternate Base Rate, (b) LIBOR Loan, the Adjusted LIBO Rate plus 1.00%, and (c) Swingline Loan, the Alternate Base Rate.
          “Approved Lender Fund” means any Lender Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender. For purposes of this definition, “Lender Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
          “Board” means, as to any Borrower, such Borrower’s board of directors or board of trustees, as applicable.
          “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrowers” means, collectively, the Persons listed as such on Schedule 1, each individually, a “Borrower”.

          “Borrowing Asset Value” means, at any time, with respect to any Fund, the sum of (a) Net Asset Value of such Fund plus (b) the Loan Balance of such Fund.
          “Borrowing Request” means a request for a Revolving Loan or a Swingline Loan and, if required, in the form of Exhibit D.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the London interbank market.
          “Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Credit Party (or, for purposes of Section 3.3(b), by any lending office of any Credit Party or by such Credit Party’s holding company) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.
          “Change of Control” means an event or series of events by which: (a) the Primary Managers (together with their spouses, children, lawful heirs and beneficial trusts established for estate planning purposes and controlled directly or indirectly by one or more of such named Persons) fail to own directly or indirectly, in the aggregate, at least 51% of the economic interests and Voting Stock in Highland Capital Management, or (b) neither of the Primary Managers actively manages Highland Capital Management. For purposes of this definition of Change of Control:
          (i) “Primary Managers” means James Dondero and Mark Okada.
          (ii) “Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
          (iii) “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
          “Code” means the Internal Revenue Code of 1986.
          “Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder and to acquire participations in Swingline Loans in an aggregate amount not exceeding at any one time outstanding the amount set forth adjacent to its name on Schedule 2, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as such commitment may be adjusted from time to time pursuant to Section 2.3 or pursuant to an Assignment and Assumption. The initial aggregate amount of the Commitments of the Lenders on the Effective Date is $75,000,000.
          “Commitment Termination Date” means the earlier to occur of (a) the Scheduled Commitment Termination Date and (b) such earlier date on which each Lender’s obligations to make Loans shall have otherwise terminated or been terminated.
          “Control Agreement” shall have the meaning set forth in Section 5.1(g), or any replacement control agreement among a Borrower, the Permitted Successor Custodian and the Administrative Agent, which replacement control agreement is in all respects satisfactory to the Administrative Agent.
          “Credit Documents” means this Credit Agreement, the Security Documents, the Revolving Notes and the Swingline Note.
          “Credit Parties” means the Administrative Agent and the Lenders.
          “Custodian” means PFPC Trust Company (or a Permitted Successor Custodian), in its capacity as custodian under the Custody Agreement.
          “Custody Agreements” means the Custodian Services Agreement, dated as of October 18, 2004, by and between Highland Floating Rate Fund and PFPC Trust Company, in its capacity as custodian thereunder, and the Custodian Services Agreement, dated as of November 17, 2006, by and between Highland Funds I and PFPC Trust Company, in its capacity as custodian thereunder, or any replacement custody agreement between Highland Floating Rate Fund or Highland Funds I (or both) and a Permitted Successor Custodian, which replacement custody agreement is in all respects satisfactory to the Administrative Agent.
          “Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Derivative” means (i) any rate, basis, commodity, currency, debt or equity swap, (ii) any put, cap, collar or floor agreement, (iii) any rate, basis, commodity, currency, debt or equity futures or forward agreement, (iv) any rate, basis, commodity, currency, debt or equity option representing an obligation to buy or sell a security, commodity, currency, debt or equity, (v) any financial instrument whose value is derived from the value of something else, or (vi) any contract under which the parties agree to payments between or among them based upon the value of an underlying asset or other data at a particular point in time.
          “Derivative Agreement” means an agreement between a Borrower and one or more counterparties with respect to a Derivative.
          “Effective Date” has the meaning set forth in Section 5.1.
          “Electronic Platform” means an electronic system for the delivery of information (including documents), such as IntraLinks On-Demand Workspaces™, that may or may not be provided or administered by Administrative Agent or an Affiliate thereof.
          “Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Lender Fund, (iv) any other Person (other than a natural person) approved by the Administrative Agent, and, unless an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include a Borrower or an Affiliate or Subsidiary of a Borrower.
          “Entity” means a Borrower or a Fund, as the case may be.
          “Event of Default” has the meaning assigned to such term in Section 8.1.
          “Excluded Assets” means, with respect to any Fund, (i) all equipment, if any, held for the account of such Fund, (ii) all securities (A) held for the account of such Fund that are in default (except to the extent that such Fund is required or permitted to attribute a value thereto pursuant to the ICA, the rules thereunder and Applicable Accounting Principles), or (B) determined to be worthless pursuant to any policy applicable to such Fund, and (iii) all deferred organizational and offering expenses attributable to such Fund.
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Fund under any Credit Document, (i) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which such Lender’s applicable lending office is located, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such Fund is located and (iii) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.4(e) except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 3.4.
          “Federal Funds Effective Rate” means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the Business Day succeeding such next preceding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent.
          “Federal Reserve Form” means a Form FR U-1 duly completed by each Lender and executed by each Borrower on behalf of itself and each of its Related Funds, the statements made in which shall, in the reasonable opinion of the Administrative Agent, permit the transactions contemplated hereby in compliance with Regulation U, together with all instruments, certificates and other documents executed or delivered in connection therewith or attached thereto.
          “Feeder Portfolio” means any Borrower, or any series or portfolio thereof, that has made, or is making, investments in reliance upon Sections 12(d)(1)(E), (F), (G) or (J) of the ICA.
          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are residents for tax purposes. For purposes of this definition, the

United States of America, each State thereof, the District of Columbia and the Commonwealth of Puerto Rico shall be deemed to constitute a single jurisdiction.
          “Fundamental Policies” means, with respect to any Fund, collectively (i) the policies and objectives for, and limits and restrictions on, investing by such Fund set forth in its Prospectus as in effect on the Effective Date and which may be changed only by a vote of a majority of such Fund’s outstanding voting securities (as defined in Section 2(a)(42) of the ICA), and (ii) all policies limiting the incurrence of Indebtedness by such Fund set forth in its Prospectus as in effect on the Effective Date.
          “Funds” means, collectively, the series or portfolios, set forth on Schedule 1, of the Borrowers, each individually, a “Fund”.
          “GAAP” means generally accepted accounting principles in the United States of America.
          “Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guaranteed” has a meaning correlative thereto.
          “Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, credit default swap, credit linked note or other interest or currency exchange rate or commodity price arrangement.
          “Highland Capital Management” means Highland Capital Management, L.P., a Delaware limited partnership.
          “ICA” means the Investment Company Act of 1940.
          “Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (viii) all obligations, contingent or otherwise, of such Person in respect of bankers acceptances, (ix) all net payment obligations, contingent or otherwise, of such Person under Hedging Agreements, and (x) all Guarantees by such Person of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Indemnitee” has the meaning assigned to such term in Section 10.3(b).
          “Interest Payment Date” means (i) with respect to any ABR Loan, the Maturity Date for such ABR Loan, (ii) with respect to any LIBOR Loan, the Maturity Date for such LIBOR Loan, (iii) with respect to any Swingline Loan, the Maturity Date for such Swingline Loan, and (iv) with respect to all Loans, the Commitment Termination Date.
          “Interest Period” means, with respect to any LIBOR Loan, the period commencing on the date of the commencement thereof and ending on the numerically corresponding day in the calendar month that is one month thereafter, provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
          “Investment” means, with respect to any Person, any direct or indirect portfolio investment by such Person in, or portfolio exposure (including through Derivatives) of such Person to (a) currencies, commodities, loans or securities, or any indexes on currencies, commodities, loans, securities, interest rates, or indexes, (b) any Derivative, or (c) any other medium for investment.
          “Investment Adviser” means, with respect to each Fund, the investment adviser or investment manager therefor.
          “Investment Limitation Default” with respect to any Fund, has the meaning assigned to such term in Schedule 3 for such Fund.
          “Lenders” means the Persons listed on Schedule 2 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, and, unless the context otherwise requires, shall also include the Swingline Lender.
          “LIBO Rate” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest per annum that appears on Reuters LIBOR01 Page as of 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period in an amount approximately equal to such LIBOR Loan for dollar deposits with a maturity comparable to such Interest Period. If Reuters LIBOR01 Page does not include such a rate or is then unavailable, then LIBO Rate shall mean with respect to any

LIBOR Loan for any Interest Period, the rate of interest per annum quoted by the Administrative Agent to leading banks in the London interbank market as the rate at which the Administrative Agent is offering dollar deposits in an amount equal to such LIBOR Loan for U.S. Dollar deposits with a maturity comparable to such Interest Period at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
          “LIBOR Loan” means a Revolving Loan (or any portion thereof) bearing interest based on the Adjusted LIBO Rate.
          “Lien” means, with respect to (i) any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (ii) any securities, any purchase option, call or similar right of a third party.
          “Loan” means a Revolving Loan or a Swingline Loan.
          “Loan Balance” means, as to any Fund on any date of determination, an amount equal to the aggregate outstanding principal balance of the Loans made for the account of such Fund.
          “Margin Stock” has the meaning assigned to such term in Regulation U.
          “Material Adverse Effect” means a material adverse effect on (a) the property, assets, income or financial condition of any Fund not caused by any price movements in the financial markets generally, (b) the ability of any Borrower to perform any of its monetary or other material obligations under any Credit Document or (c) the rights of, or benefits available to, the Credit Parties under any Credit Document.
          “Material Indebtedness” means Indebtedness (other than Indebtedness under the Credit Documents) of any Borrower, individually or for the account of a Related Fund, in an aggregate principal amount exceeding the Threshold Amount with respect to such Borrower or Related Fund. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower would be required to pay for the account of such Borrower or Related Fund if such Hedging Agreement were terminated at such time.
          “Maturity Date” means, with respect to (i) any Revolving Loan that is a LIBOR Loan, the last day of the Interest Period therefor, (ii) any Revolving Loan that is an ABR Loan, the date that is thirty (30) days after the date such ABR Loan is made, and (iii) any Swingline Loan, the Business Day specified in the request for such Swingline Loan pursuant to Section 2.8(b), which Business Day is not later than the earlier of seven (7) Business Days after the date on which such Swingline Loan is made and the fifth (5th) Business Day preceding the Applicable Commitment Termination Date.
          “Maximum Loan Value” means, in respect of any Fund, at any time with respect to such Fund’s assets constituting (i) Margin Stock, the “current market value” (within the meaning of Regulation U) thereof at such time, and (ii) Non-Margin Assets, the “good faith loan value” (within the meaning of Regulation U) thereof at such time.
          “Maximum Permitted Borrowing” means, with respect to any Fund at any time of determination, an amount equal to the least of (i) the maximum amount of Senior Debt that such Fund would be permitted to incur under its Fundamental Policies at such time, (ii) the maximum amount of Senior Debt that such Fund would be permitted to incur at such time under the ICA, (iii) the sum at such time of (A) 50% of the Maximum Loan Value of such Fund’s Margin Stock (excluding any such Margin Stock that is subject to any Lien (other than a Lien referred to in Section 7.2(a), (b), (c), (d), (f) or (g)), that is segregated or that is on deposit to satisfy margin requirements) at such time plus (B) the Maximum Loan Value of such Fund’s Non-Margin Assets (excluding any such Non-Margin Assets that are subject to any Lien (other than a Lien referred to in Section 7.2(a), (b), (c), (d), (f) or (g)), that are segregated or that are on deposit to satisfy margin requirements) at such time, and (iv) 25% of (A) in connection with any Loan to or for the benefit of such Fund, the Pro-forma Borrowing Asset Value of such Fund, or (B) in all other cases, the Borrowing Asset Value of such Fund as of the immediately preceding Business Day.
          “Measurement Date” means with respect to any Borrower or any Related Fund, the date of the most recent audited financial statements of such Borrower or such Related Fund which were delivered to the Credit Parties prior to (i) the date of this Credit Agreement or (ii) in the event that the Scheduled Commitment Termination Date has been extended pursuant to Section 2.7, the most recent date the Scheduled Commitment Termination Date was so extended.
          “Net Asset Value” means, as to any Fund at any time of determination, an amount equal to Adjusted Total Net Assets of such Fund at such time minus Adjusted Senior Debt of such Fund at such time.
          “Non-Margin Assets” means, in respect of any Fund, assets of such Fund which do not constitute Margin Stock, provided that, for purposes of this definition, “Non-Margin Assets” shall not include “puts, calls or combinations thereof” (within the meaning of Regulation U).
          “Note” means a Revolving Note or a Swingline Note.
          “Non-Recourse Person” has the meaning assigned to such term in Section 10.13.
          “OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.
          “Ordinary Liabilities” means, with respect to any Fund as of any date, “all liabilities and indebtedness” (within the meaning of the first sentence of Section 18(h) of the ICA) of such Fund not represented by Senior Securities.
          “Organization Documents” means, (a) with respect to any corporation, its certificate of incorporation and by-laws, (b) with respect to any partnership, its partnership agreement, (c) with respect to any limited liability company, its certificate of formation and limited liability company agreement, (d) with respect to any business trust or statutory trust, its certificate of trust or declaration of trust and (e) with respect to any other Person, the organizational documents thereof.
          “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Credit Document.
          “Participant” has the meaning assigned to such term in clause (d) of Section 10.4.
          “Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
          “Permitted Investments” means, with respect to a Borrower, all Investments of such

Borrower, in each case (a) to the extent that the Borrower has the power and authority under its Organization Documents to invest therein, and (b) to the extent the investment therein, ownership thereof, or exposure thereto, by such Borrower is in conformity with its Prospectus.
          “Permitted Liens” means Liens permitted by Section 7.2.
          “Permitted Successor Accounting Firm” means any of the four largest international accounting firms, currently (on the Effective Date) Deloitte Touche Tohmatsu, PricewaterhouseCoopers LLP, Ernst & Young, and KPMG.
          “Permitted Successor Administrator” means any Person providing administrator services having total assets of at least $50 billion.
          “Permitted Successor Custodian” means any Person providing custodial services having total assets of at least $50 billion.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime commercial lending rate; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to borrowers.
          “Pro-forma Borrowing Asset Value” means, in connection with any Loan to or for the benefit of a Fund, the Borrowing Asset Value of such Fund as of the immediately preceding Business Day adjusted to give effect to such Loan and the contemporaneous use of the proceeds thereof.
          “Pro Rata Share” has the meaning set forth in Section 1.4(b).
          “Prospectus” means, as to any Fund at any time, the currently effective prospectus and statement of additional information of such Fund at such time filed with the SEC.
          “Registration Statement” means, as to each Fund, such Fund’s registration statement filed with the SEC under the Securities Act and the ICA, in the form in which declared effective by the SEC.
          “Regulated Investment Company” has the meaning set forth in Section 851 of the Code.
          “Regulation D” means Regulation D of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Regulation T” means Regulation T of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Regulation U” means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Regulation X” means Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          “Related Fund” means, with respect to each Borrower, a Fund that is a series or portfolio of such Borrower, provided that in the event such Borrower has no separate series or portfolio, or only one such separate series or portfolio, the “Related Fund” shall mean such Borrower.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
          “Required Lenders” means, at any time, Lenders having unused Commitments, outstanding Revolving Loans and Swingline Exposure representing greater than 50% of the sum of the unused Commitments, outstanding Revolving Loans and Swingline Exposure of all Lenders, provided that at any time that there are less than three Lenders, “Required Lenders” means all of the Lenders.
          “Revolving Loan” has the meaning assigned to such term in Section 2.1.
          “Revolving Note” means, with respect to each Lender, a promissory note, substantially in the form of Exhibit B-1, evidencing its Revolving Loans, payable to the order of such Lender and dated the Effective Date, including all replacements thereof and substitutions therefor.
          “Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at the following website (or as otherwise published from time to time): http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html.
          “Sanctioned Person” shall mean (i)(A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (ii) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC and available at the following website (or as otherwise published from time to time): http://www.treas.gov/offices/eotffc/ofac/sdn/index.html.
          “Scheduled Commitment Termination Date” means September 10, 2009, as the same may be extended from time to time pursuant to Section 2.7.
          “SEC” means the U.S. Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the ICA and the Securities Act.
          “Secured Liabilities” means, with respect to any Fund, all liabilities (excluding Ordinary Liabilities) of such Fund secured by Liens.
          “Securities Act” means the Securities Act of 1933.
          “Security Agreement” shall have the meaning set forth in Section 5.1(f).
          “Security Documents” means the Security Agreement, the Control Agreement and each other agreement, instrument or other document executed or delivered pursuant thereto.
          “Segregated Liabilities” means, with respect to any Fund, all liabilities and other obligations (excluding Ordinary Liabilities) of such Fund relating to assets that have been segregated or are otherwise subject to margin requirements.

          “Senior Debt” means, with respect to any Fund as of any date, the aggregate amount of Senior Securities Representing Indebtedness of such Fund, provided that if at the time of calculation thereof the aggregate amount of all Senior Securities Representing Indebtedness of such Fund is zero, for purposes of such calculation such aggregate amount shall be one (1).
          “Senior Security” shall have the meaning set forth in the first sentence of Section 18(g) of the ICA.
          “Senior Security Representing Indebtedness” shall have the meaning set forth in the first sentence of Section 18(g) of the ICA.
          “Specified Materials” means, collectively, all materials or information provided by or on behalf of the Borrower, as well as documents and other written materials relating to the Borrower, the Credit Parties or any of their respective subsidiaries or Affiliates or any other materials or matters relating to the Credit Documents (including any amendments or waivers of the terms thereof or supplements thereto).
          “Status” has the meaning set forth in Section 4.16.
          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Swingline Commitment” means, with respect to the Swingline Lender, the commitment of the Swingline Lender to make Swingline Loans hereunder. The amount of the Swingline Lender’s Swingline Commitment is $35,000,000.
          “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage based on the Swingline Exposure at such time.
          “Swingline Lender” means The Bank of Nova Scotia in its capacity as the lender of Swingline Loans hereunder.
          “Swingline Loan” has the meaning assigned to such term in Section 2.8(a).
          “Swingline Note” means, with respect to the Swingline Lender, a promissory note, substantially in the form of Exhibit B-2, evidencing its Swingline Loans, payable to the order of the Swingline Lender and dated the Effective Date, including all replacements thereof and substitutions therefor.
          “Taxes” means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          “Threshold Amount” means with respect to any Fund, the lesser of (i) 0.30% of the aggregate Net Asset Value of such Fund, and (ii) $1,000,000.
          “Total Net Assets” means, with respect to any Fund as of any time, (a) the “value of the total assets” (within the meaning of the first sentence of Section 18(h) of the ICA) of such Fund at such time less (b) the Ordinary Liabilities of such Fund at such time.
          “Total Loan Balance” means, on any date of determination, an amount equal to the aggregate outstanding principal balance of all Loans.
          “Transactions” means the (i) execution, delivery and performance by each of the Borrowers of each Credit Document to which it is a party, (ii) borrowing of the Loans and (iii) use of the proceeds of the Loans.
          “Type” means an ABR Loan or a LIBOR Loan, as the case may be.
          “U.S. Dollars” or “$” refers to lawful money of the United States of America.
     Section 1.2 Terms Generally
          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any definition of or reference to any law, rule or regulation shall be construed as referring to such law, rule or regulation as from time to time amended and any successor thereto and in the case of such law, the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, and (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement.
     Section 1.3 Accounting Terms
          With respect to each Entity, (a) as used in the Credit Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under Applicable Accounting Principles, (b) if at any time any change in Applicable Accounting Principles would affect the computation of any financial ratio or requirement set forth in this Credit Agreement and (i) any Entity notifies the Administrative Agent that such Entity objects to determining compliance with such financial ratio or requirement on the basis of Applicable Accounting Principles in effect immediately after such change becomes effective or (ii) the Required Lenders so object, then such Entity’s compliance with such ratio or requirement shall be determined on the basis of Applicable Accounting Principles in effect immediately before such change becomes effective, until either such notice is withdrawn by such Entity or the Required Lenders, as the case may be, or such Entity and the Required Lenders otherwise agree, and (c) except as otherwise expressly provided herein, the computation of financial ratios and requirements set forth in this Credit Agreement shall be consistent with such Entity’s financial statements required to be delivered hereunder.
     Section 1.4 Liability of Borrowers and Funds; Pro Rata Shares
          (a) The obligations and liabilities of each Borrower under this Credit Agreement and the other Credit Documents shall be several and not joint. Each liability or obligation incurred under the Credit Documents by a Borrower will be incurred for the account of a Related Fund of such Borrower. Notwithstanding anything to the contrary contained in any Credit Document, the parties hereto acknowledge and agree that the sole source of payment of each liability or obligation incurred under the Credit Documents by a Borrower for the account of a Related Fund of such Borrower shall be the revenues and assets of such Borrower attributable to such Related Fund.
          (b) In furtherance of paragraph (a) above, each Loan made to a Borrower shall be for the account of a Related Fund, and the sole source of repayment of such Loan, and the payment of accrued interest thereon, shall be the revenues and assets of such Borrower attributable to such Related Fund. The parties hereto agree that with respect to all other amounts payable to the Lenders under the Credit Documents, including fees, indemnities and reimbursement for reasonable legal expenses, each Related Fund shall be liable severally, and not jointly, for its Pro Rata Share thereof. For purposes of this Credit Agreement, “Pro Rata Share” shall mean, with respect to any amount required to be paid by a Borrower out of the revenues and assets of a Related Fund based on its Pro Rata Share thereof, that percentage of such amount set forth next to the name of such Related Fund on Schedule 1 (as such percentages may be amended from time to time as provided below), provided that if no Event of Default shall have occurred and be continuing, the Borrowers may change such percentages with respect to amounts payable after receipt by the Administrative Agent of an amended Pro Rata Schedule signed by an officer of each Borrower as long as the sum of all such percentages shall at all times equal 100%.
     ARTICLE 2 THE CREDITS
     Section 2.1 Commitment
          Subject to the terms and conditions set forth herein, each Lender agrees to make loans (each a “Revolving Loan”) in U.S. Dollars to each Borrower, in each case for the account of a Related Fund of such Borrower, from time to time during the period from the Effective Date through the Business Day immediately preceding the Applicable Commitment Termination Date, provided that immediately after giving effect thereto, (i) the outstanding Revolving Loans and Swingline Exposure of such Lender will not exceed its Commitment, (ii) the Total Loan Balance will not exceed the aggregate Commitments and (iii) such Related Fund will not have exceeded its Maximum Permitted Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Revolving Loans. Revolving Loans will be made available to the Borrowers on a first come, first served basis, provided that if the amount of Revolving Loans which one or more Borrowers would otherwise request on behalf of their respective Related Funds on the same Business Day would exceed the then available Commitments, (i) such Borrower or Borrowers will apportion the available Commitments among such Funds and such Borrower or Borrowers shall notify the Administrative Agent of such apportionment and (ii) the Lenders shall not be obligated to make any such Revolving Loan or Revolving Loans until such Borrower or Borrowers have notified the Administrative Agent of the apportionment as set forth in clause (i) of this sentence.
     Section 2.2 Revolving Loans

          (a) General Provisions. To request a Revolving Loan, a Borrower, on behalf of a Related Fund, shall make a telephonic Borrowing Request to the Administrative Agent, not later than (i) in the case of an ABR Loan, 12:00 Noon, New York City time, on the date of the proposed Revolving Loan, and (ii) in the case of a LIBOR Loan, 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Revolving Loan. Such telephonic Borrowing Request shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a duly executed Borrowing Request duly signed by or on behalf of such Borrower. Each such telephonic and written Borrowing Request shall be irrevocable and shall specify: (i) if such Borrower then has more than one Related Fund, the Related Fund for whose account such Revolving Loan is being requested, (ii) the requested borrowing date (which shall be a Business Day) for such Revolving Loan, (iii) the amount and Type of such Revolving Loan (which shall, in the case of an ABR Loan, be either $500,000 or an integral multiple of $100,000 in excess thereof or, if less, the aggregate unused Commitments, or, in the case of a LIBOR Loan, be either $500,000 or an integral multiple of $100,000 in excess thereof, (iv) the account (which shall be an account subject to the Control Agreement) of such Related Fund with the Custodian to which funds are to be disbursed, and (v) a reasonably detailed calculation of the Adjusted Asset Coverage and Net Asset Value of such Related Fund on a pro forma basis immediately after giving effect to such Revolving Loan. In addition, each such written Borrowing Request shall specify the additional information required by Exhibit D. Notwithstanding anything herein to the contrary, in no event shall a Borrower be permitted to borrow a LIBOR Loan for the account of a Related Fund if, immediately after giving effect thereto, there would be more than three (3) LIBOR Loans outstanding for such Borrower for the account of such Related Fund. If no election as to the Type of Revolving Loan is specified, the requested Revolving Loan shall be an ABR Loan.
          (b) Funding of Revolving Loans. Promptly following receipt of a Borrowing Request in accordance with subsection (a) of this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Loans. Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Revolving Loans available to the Borrower requesting the same by promptly crediting or otherwise transferring the amounts so received, in like funds, to the account (which shall be an account subject to the Control Agreement) of such Borrower with the Custodian, as designated by such Borrower in the applicable Borrowing Request or, in the event such Revolving Loans shall not be made on such date because any condition precedent herein shall not have been met, return the amounts so received to the respective Lenders, provided that Revolving Loans made to finance the repayment of a Swingline Loan shall be remitted by the Administrative Agent to the Swingline Lender.
     Section 2.3 Termination and Adjustment of Commitments
          (a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Scheduled Commitment Termination Date.
          (b) Reduction or Termination of Commitments. The Borrowers may at any time terminate, or from time to time reduce, without premium or penalty, the Commitments, provided that (i) the Borrowers may not terminate or reduce the Commitments if, after giving effect to any concurrent repayment of the Loans in accordance with Section 2.4 or 2.5, the Total Loan Balance would exceed the aggregate Commitments of all Lenders, and (ii) each such reduction shall be in an amount that, when added to the amount of each such prepayment, is an integral multiple of either $500,000 or an integral multiple of $100,000 in excess thereof.

          (c) Notice of Reduction or Termination of Commitments. The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable and any termination or reduction of the Commitments hereunder shall be permanent, provided that a notice of termination of the Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date of such termination) if such condition is not met. Each termination or reduction of the Commitments shall be accompanied by the payment of accrued and unpaid commitment fees to the extent required by Section 3.2.
          (d) Increase of Commitments. The Borrowers may at any time, or from time to time (not exceeding twice), on or before March 31, 2009, at their sole cost and expense, request (i) any Lender to increase its Commitment (such decision to increase to be within the sole and absolute discretion of such Lender), or (ii) any other Person (each a “Proposed Lender”; each such Proposed Lender to be reasonably satisfactory to the Administrative Agent) to provide a new Commitment, by submitting a supplement to this Credit Agreement in the form of Exhibit J (each a “Commitment Increase Supplement”), duly executed by the Borrowers and each such Lender or Proposed Lender, as the case may be. If such Commitment Increase Supplement is in all respects reasonably satisfactory to the Administrative Agent, the Administrative Agent shall execute such Commitment Increase Supplement and deliver a copy thereof to the Borrowers and each such Lender or Proposed Lender, as the case may be. Upon such execution and delivery of such Commitment Increase Supplement, (i) in the case of each such Lender, such Lender’s Commitment shall be increased to the amount set forth in such Commitment Increase Supplement, (ii) in the case of each such Proposed Lender, such Proposed Lender shall become a party hereto and shall for all purposes of the Credit Documents be deemed a “Lender” with a Commitment in the amount set forth in such Commitment Increase Supplement, and (iii) the Borrowers shall execute and deliver to the Administrative Agent a Revolving Note for each Proposed Lender providing a new Commitment; provided that:
          (i) immediately after giving effect thereto, the sum of all increases in the Commitments shall not exceed $75,000,000;
          (ii) each such increase shall be in an amount not less than $10,000,000 or such amount plus an integral multiple of $5,000,000;
          (iii) if Revolving Loans would be outstanding immediately after giving effect to such increase, then simultaneously with such increase (1) each Lender (including each such Proposed Lender) shall be deemed to have entered into a master Assignment and Assumption, in form and substance substantially similar to Exhibit A, pursuant to which the Lenders (including such Proposed Lenders) shall have assigned to each other such portion of its Revolving Loans, if any, as shall be necessary to reflect proportionately the Commitments as adjusted in accordance with this Section 2.3(d), and (2) in connection with such assignment, each such Lender (including each such Proposed Lender) shall pay to the Administrative Agent, for the account of the other Lenders, such amount as shall be necessary to appropriately reflect such assignment to it of Revolving Loans, and in connection with such master Assignment and Assumption each Lender may treat the assignment of LIBOR Loans by it as a prepayment of such LIBOR Loans for purposes of Section 3.7; and

          (iv) the Administrative Agent shall have received such certificates, legal opinions and other documents as it shall reasonably request in connection with such increase.
     Section 2.4 Repayment of Loans; Notes
          (a) Each Borrower, severally and not jointly, hereby unconditionally promises to pay to the Administrative Agent (i) for the account of each Lender the then unpaid principal amount of each Revolving Loan made for the account of a Related Fund on the Maturity Date therefor and (ii) for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan made for the account of a Related Fund on the Maturity Date therefor.
          (b) In the event that, on any date, any Related Fund with respect to a Borrower shall either fail to be in compliance with Section 7.7(a) or exceed its Maximum Permitted Borrowing, such Borrower shall, on such date, repay such portion of the Loans made for the account of such Related Fund and take such other actions as may be necessary such that, immediately after giving effect to such repayment and other actions, such Related Fund is not in excess of its Maximum Permitted Borrowing and is in compliance with Section 7.7(a).
          (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing, with respect to each Borrower (for the account of each Related Fund), the outstanding principal of and accrued interest on each Loan made by such Lender. The entries made in such account or accounts shall, to the extent not prohibited by applicable law and not inconsistent with any entries made in the Notes be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans (and interest thereon) in accordance with the terms of this Credit Agreement.
          (d) The Revolving Loans made by each Lender shall be evidenced by a Revolving Note payable to the order of such Lender. In addition, if requested by a Lender, its Revolving Note may be made payable to such Lender and its registered assigns in which case all Revolving Loans evidenced by such Revolving Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Revolving Notes in like form payable to the order of the payee named therein and its registered assigns.
          (e) The Swingline Loans made by the Swingline Lender shall be evidenced by a Swingline Note payable to the order of the Swingline Lender. In addition, if requested by the Swingline Lender, its Swingline Note may be made payable to the Swingline Lender and its registered assigns in which case all Swingline Loans evidenced by such Swingline Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Swingline Notes in like form payable to the order of the payee named therein and its registered assigns.
     Section 2.5 Prepayments of Loans
          Each Borrower, on behalf of each Related Fund, shall have the right at any time and from time to time, without premium or penalty, to prepay any Loan made to it for the account of such Related Fund in whole or in part. The applicable Borrower, on behalf of such Related Fund, shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than, (i) in the case of a prepayment of LIBOR Loans, 11:00 a.m., New York City time, three (3) Business Days prior to date of prepayment, and (ii) in the case of a prepayment of ABR Loans or Swingline Loans, 12:00 Noon, New York City time, on the date of prepayment. Promptly following receipt of any such notice, the Administrative Agent shall, in the case of a prepayment of Revolving Loans, advise the

Lenders of the contents thereof, and, in the case of a prepayment of Swingline Loans, advise the Swingline Lender of the contents thereof. Each such notice shall be irrevocable and shall specify, if such Borrower then has more than one Related Fund, the identity of such Related Fund, the prepayment date and the identity and principal amount of the Revolving Loans or Swingline Loans, or portion thereof, to be prepaid. Each partial prepayment of any Revolving Loans or Swingline Loans made by a Borrower, on behalf of a Related Fund shall be in an amount equal to either $500,000 or an integral multiple of $100,000 in excess thereof or, if less, with respect to Revolving Loans, the outstanding principal amount of the Revolving Loans of such Borrower, on behalf of such Related Fund. Prepayments shall be accompanied by accrued and unpaid interest to the extent required by Section 3.1.
     Section 2.6 Payments Generally; Administrative Agent’s Clawback
          (a) In General. Each Borrower shall make each payment required to be made by it hereunder or under any other Credit Document (whether of principal of Loans, interest, fees, or otherwise) prior to 3:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office set forth in Section 10.1 or such other office as to which the Administrative Agent may notify the Borrowers. Except as may be otherwise provided in the defined term “Interest Period”, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. Dollars. In connection with each such payment, the Borrower making such payment shall specify, if such Borrower then has more than one Related Fund, as to which Fund such payment relates. In the event that, with respect to any payment received by the Administrative Agent from any Borrower that has more than one Related Fund, no such specification is made, the Administrative Agent shall apply such payment to the obligations of such Borrower under the Credit Documents that are then due and payable. If at any time insufficient funds are received by and available to the Administrative Agent from any Borrower that has more than one Related Fund, to pay fully all amounts of principal of Loans, interest, fees and other amounts then due under the Credit Documents from such Borrower on behalf of such Related Fund, such funds shall be applied (i) first, to payment of such fees and other amounts then due, in such order as the Administrative Agent may choose, (ii) second, to payment of such interest on the Swingline Loans then due, (iii) third, to payment of such principal of the Swingline Loans then due, (iv) fourth, to payment of such interest on the Revolving Loans then due, and (v) fifth, to payment of such principal of the Revolving Loans then due. All amounts paid under the Credit Documents shall not be refundable under any circumstances.
          (b) Pro Rata Treatment. Each borrowing of Revolving Loans, each payment or prepayment of principal of Revolving Loans, each payment of interest on the Revolving Loans, each payment of fees payable to the Lenders, and each reduction of the aggregate Commitments shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitment shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Loans). Each Lender agrees that in computing such Lender’s portion of any Revolving Loans to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Revolving Loans to the next higher or lower whole U.S. Dollar amount.
     (c)      (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed borrowing date of any Revolving Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Loans, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2(b) and may, in reliance upon such assumption, make available to the applicable Borrower on behalf of the applicable Related Fund a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and such Borrower, on behalf of such Related Fund, severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (x) in the case of such Borrower, the interest rate applicable at the time to such Revolving Loans and (y) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Revolving Loan for purposes of this Credit Agreement, and such Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.6(c)(i) shall cease.
          (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          (iii) Notices. A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this paragraph (c) shall be presumptively correct, absent manifest error.
          (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans and to make payments pursuant to Section 2.8(d) and Section 10.3(c) are several and not joint. The failure of any Lender to make any Revolving Loan or make any payment under Section 2.8(d) or Section 10.3(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date. No Lender shall be responsible for the failure of any other Lender to make any Loan or to make any payment under Section 2.8(d) or Section 10.3(c).
          (e) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Article 2, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the borrowing of Loans set forth in Article 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
          (f) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

          (g) Sharing. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Swingline Exposure or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Revolving Loans or accrued interest thereon, Swingline Exposure or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Revolving Loans, Swingline Exposure and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Swingline Exposure and other amounts owing them, provided that:
          (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
          (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Credit Agreement, including any payment of principal of or interest on the Swingline Loans to the Swingline Lender, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Borrower or any subsidiary thereof (as to which the provisions of this paragraph shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower in the amount of such participation.

     Section 2.7 Extension of Scheduled Commitment Termination Date
          The Borrowers may at any time and from time to time (but not more than 60 days nor less than 30 days prior to the then existing Scheduled Commitment Termination Date) request that the Lenders agree (the decision to agree to be within the sole and absolute discretion of each Lender) to extend such then existing Scheduled Commitment Termination Date to a day (and, if such day is not a Business Day, such day shall be the immediately preceding Business Day) that is not later than 364 days from the date that the Required Lenders shall have consented to such request (the “New Date”) by giving written notice thereof to the Administrative Agent. Upon receipt of each such notice, the Administrative Agent shall promptly send each Lender a copy thereof. Any Lender that either does not agree with such request or does not respond to such notice before the 15th day prior to the then effective Scheduled Commitment Termination Date shall be deemed not to have consented to such extension (each a “Non-extending Lender”). With the consent of the Administrative Agent, which shall not be unreasonably withheld, the Borrowers may, at their sole cost and expense, replace any Non-extending Lender with another Lender (each a “Replacement Lender”). In the event that Required Lenders shall have consented to such extension request, the then existing Scheduled Commitment Termination Date shall, subject to Section 8.2, be extended to the New Date, provided that (i) the Borrowers shall have paid to each Non-extending Lender all obligations owing to such Non-extending Lender as of the then existing Scheduled Commitment Termination Date, (ii) the Administrative Agent shall have received such certificates, legal opinions and other documents as it shall reasonably request in connection with such extension and (iii) the aggregate amount of the Commitments shall be reduced by the aggregate amount of the Commitments of Non-extending Lenders that have not been replaced with the Commitments of Replacement Lenders. In all other events, the then existing Scheduled Commitment Termination Date shall not be extended and shall remain in full force and effect. In no event shall the Scheduled Commitment Termination Date be extended to a date later than September 8, 2011.
     Section 2.8 Swingline Loans
          (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make loans (each a “Swingline Loan”) in U.S. Dollars to each Borrower, in each case for the account of a Related Fund of such Borrower, from time to time during the period from the Effective Date through the tenth Business Day immediately preceding the Applicable Commitment Termination Date in an aggregate principal amount at any time outstanding that will not result in the Swingline Loans exceeding the Swingline Commitment, provided that immediately after giving effect thereto, (i) the outstanding Revolving Loans and the Swingline Exposure of the Swingline Lender will not exceed its Commitment, (ii) the Total Loan Balance will not exceed the aggregate Commitments and (iii) such Related Fund will not have exceeded its Maximum Permitted Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Swingline Loans. Notwithstanding the foregoing, the Swingline Lender shall not be required to make a Swingline Loan if (i) prior thereto or simultaneously therewith no Borrower shall have borrowed Revolving Loans, (ii) any Lender shall be in default of its obligations under this Credit Agreement or (iii) any Lender shall have notified the Swingline Lender and the Borrowers in writing at least one Business Day prior to the borrowing date with respect to such Swingline Loan, that the conditions set forth in Section 5.2 have not been satisfied and such conditions remain unsatisfied as of the requested time of the making of such Swingline Loan, and the Swingline Lender shall not be obligated to make a Swingline Loan to refinance an outstanding Swingline Loan. Swingline Loans will be made available to the Borrowers on a first come, first served basis, provided that if the amount of Swingline Loans which one or more Borrowers would otherwise request on behalf of their respective Related Funds on the same Business Day would exceed the then available Swingline Commitment, (i) such Borrower or Borrowers will apportion the available Swingline Commitment among such Funds and such Borrower or Borrowers shall notify the Administrative Agent and the Swingline Lender of such apportionment and (ii) the Swingline Lender shall not be obligated to make any such Swingline Loan or Swingline Loans until such Borrower or Borrowers have notified the Administrative Agent and the Swingline Lender of the apportionment as set forth in clause (i) of this sentence. Each Swingline Loan, together with all interest thereon, shall be due and payable on the Maturity Date therefor.
          (b) To request a Swingline Loan, a Borrower, on behalf of a Related Fund, shall make a telephonic Borrowing Request to the Administrative Agent and the Swingline Lender, not later than 12:00 Noon, New York City time, on the date of the proposed Swingline Loan. Such telephonic Borrowing Request shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent and the Swingline Lender of a duly executed Borrowing Request duly signed by or on behalf of such Borrower. Each such telephonic and written Borrowing Request shall be irrevocable and shall specify: (i) if such Borrower then has more than one Related Fund, the Related Fund for whose account such Swingline Loan is being requested, (ii) the requested borrowing date (which shall be a Business Day) for such Swingline Loan, (iii) the amount of such Swingline Loan, which shall be either $500,000 or an integral multiple of $100,000 in excess thereof or, if less, the unused Swingline Commitment, (iv) the requested Swingline Maturity Date of such Swingline Loan, which shall be not later than seven (7) Business Days after the making of such Swingline Loan, (v) the account (which shall be an account subject to the Control Agreement) of such Related Fund with the Custodian to which funds are to be disbursed, and (vi) a reasonably detailed calculation of the Adjusted Asset Coverage and Net Asset Value of such Related Fund on a pro forma basis immediately after giving effect to such Swingline Loan. In addition, each such written Borrowing Request shall specify the additional information required by Exhibit D. The Swingline Lender will make the requested amount available promptly on the requested Borrowing Date in immediately available funds to the Administrative Agent (for the account of such Borrower, on behalf of the applicable Related Fund) and the Administrative Agent, thereupon, will promptly make such amount available to such Borrower, on behalf of the applicable Related Fund, in like funds as provided therein.
          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 3:00 p.m., New York City time, on any Business Day notify the Administrative Agent that the Swingline Lender is requesting that the Lenders make Revolving Loans in the form of ABR Loans in an amount equal to the outstanding principal balance and accrued interest on the Swingline Loans, in which case (i) the Administrative Agent shall notify each Lender of the details thereof and of the amount, based on its Applicable Percentage, of such Lender’s ABR Loan to be made as part of such ABR Loans and (ii) each Lender shall, whether or not any Default shall have occurred and be continuing, any representation or warranty shall be accurate, any condition to the making of any Revolving Loan hereunder shall have been fulfilled, or any other matter whatsoever, make the ABR Loan to be made by it under this paragraph by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (A) in the event that such Lender shall have received notice of such ABR Loan prior to 3:30 p.m., New York City time, on any Business Day, on such Business Day, or (B) in all other events, no later than 1:00 p.m., New York City time, on the Business Day immediately succeeding the Business Day upon which such Lender shall have received such notice. Such ABR Loans shall, for all purposes hereof, be deemed to be Revolving Loans in the form of ABR Loans made pursuant to Section 2.2, and the Lenders obligations to make such ABR Loans shall be absolute and unconditional. The Administrative Agent will make such ABR Loans available to the Swingline Lender by promptly crediting or otherwise transferring the amounts so received, in like funds, to the Swingline Lender for the purpose of repaying in full the Swingline Loans and all accrued interest thereon.
          (d) If any Borrower, on behalf of a Related Fund, fails to make any payment owed by it with respect to a Swingline Loan, or if any such sum paid by a Borrower, on behalf of a Related Fund, is required to be refunded to such Borrower for any reason, the Administrative Agent shall notify each applicable Lender of the affected Swingline Loan, the payment then due from or to such Borrower in respect thereof and the amount of such Lender’s share thereof based on its Applicable Percentage. Each Lender shall purchase a participation in such Swingline Loan by paying to the Administrative Agent such share (based on its Applicable Percentage) of the payment then due from such Borrower, in the same manner as provided in Section 2.2(b) with respect to Revolving Loans made by such Lender (and Section 2.2(b) shall apply, mutatis mutandis, to the payment obligations of the applicable Lenders), by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (A) in the event that such Lender shall have received notice of such payment prior to 3:30 p.m., New York City time, on any Business Day, on such Business Day, or (B) in all other events, no later than 1:00 p.m., New York City time, on the Business Day immediately succeeding the Business Day upon which such Lender shall have received such notice. The Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the applicable Lenders. Promptly following receipt by the Administrative Agent of any payment in respect of such Swingline Loan from such Borrower, the Administrative Agent shall distribute such payment to the Swingline Lender or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Swingline Lender, then to such Lenders and the Swingline Lender as their interests may appear. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Swingline Loans is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     ARTICLE 3 INTEREST, FEES, YIELD PROTECTION, ETC.
     Section 3.1 Interest
          (a) Each Loan for the account of a Fund shall bear interest at a rate per annum equal to the Applicable Rate, provided that if an Event of Default with respect to such Fund has occurred and is continuing, then, so long as such Event of Default is continuing, (i) the principal balance of such Loan shall bear interest at a rate per annum equal to the Applicable Rate plus 2.00%, and (ii) all other amounts owing under the Credit Documents for the account of such Fund that are not paid when due, shall bear interest, after as well as before judgment, at a rate per annum equal to the Alternate Base Rate plus 2.00%.
          (b) Accrued and unpaid interest on each Loan shall be payable in arrears on the last day of each Interest Payment Date for such Loan, provided that (1) interest accrued and unpaid pursuant to each of clauses (i) and (ii) of paragraph (a) of this Section shall be payable on demand, and (2) in the event of any repayment or prepayment of any Loan, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. All interest hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed (including the day a Loan is made but excluding, subject to Section 2.6(a), the date of repayment). The Alternate Base Rate, the Federal Funds Effective Rate, the LIBO Rate, the Adjusted LIBO Rate and the Prime Rate shall be determined by the Administrative Agent in accordance with the provisions of this Credit Agreement, and such determination shall be conclusive absent manifest error.
     Section 3.2 Fees
          Each Borrower, on behalf of each Related Fund, shall pay to the Administrative Agent for the account of the Lenders, such Related Fund’s Pro Rata Share of a commitment fee, at a rate per annum equal to 0.20% (i) during the period from and including the date on which this Credit Agreement shall have become effective in accordance with Section 10.6 to but excluding the date on which the

Commitments of the Lenders terminate, on the daily amount of the excess of the Commitments over the outstanding Revolving Loans, and (ii) thereafter, until the payment in full of the Loans, on the daily outstanding Revolving Loans and Swingline Exposure. Accrued and unpaid commitment fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the Commitments are reduced, on the date on which the Commitments terminate, and on the date of such payment in full of the Revolving Loans and Swingline Exposure, commencing on the first such date to occur after the date hereof, provided that commitment fees accrued and unpaid pursuant to clause (ii) of this Section shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
     Section 3.3 Increased Costs
          (a) If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or
          (ii) impose on any Lender or any Applicable Money Market any other condition affecting this Credit Agreement or any Loan, and the result of any of the foregoing shall be (1) to increase the cost to any Lender of making or maintaining any Loan made for the account of a Fund, or to reduce the amount of any sum received or receivable by such Lender hereunder for the account of a Fund (whether of principal, interest or otherwise), then the Borrower of which such Fund is a Related Fund will pay to such Lender, on behalf of such Fund, such amount as will compensate such Lender for such increased costs or reduced amount, or (2) to increase the cost to any Lender of maintaining its Commitment or Swingline Commitment, as applicable, then each Borrower will pay to such Lender, on behalf of each Related Fund, such Fund’s Pro Rata Share of such amount as will compensate such Lender for such increased costs.
          (b) If any Lender determines in good faith that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, as a consequence of this Credit Agreement or any Loans made by such Lender hereunder to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time each Borrower will pay to such Lender, for the account of each Related Fund, (i) such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered as a consequence of the Loans made to or for the account of such Related Fund, and (ii) such Fund’s Pro Rata Share of any other such reduction.
          (c) A certificate of a Lender setting forth such Lender’s reasonable good faith determination of the additional amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The amount shown as payable on any such certificate shall be due within ten (10) days after receipt thereof. In determining such additional amounts of compensation, such Lender will act reasonably and in good faith.
          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that (i) no Borrower shall be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor, and (ii) if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.
     Section 3.4 Taxes
          (a) Each payment by a Borrower for the account of a Related Fund under any Credit Document shall be made free and clear of and without deduction for Indemnified Taxes and Other Taxes, provided that, if such Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), each Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) In addition, each Borrower, for the account of each Related Fund, shall pay such Fund’s Pro Rata Share of all Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Each Borrower, for the account of each Related Fund, shall indemnify each Credit Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment for the account of such Fund under the Credit Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Borrower by such Credit Party shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the relevant Credit Party (with a copy to the Administrative Agent) the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Credit Party.
          (e) In the event that any Lender (or any successor or assign) shall be a Foreign Lender, such Person shall, to the extent it may lawfully do so, deliver to each Borrower on or prior to the date on which it extends credit under this Credit Agreement (and from time to time thereafter upon the reasonable request of such Borrower, but only if such Person is legally entitled to do so), any form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit such Borrower to determine the withholding or deduction required to be made. For purposes of this Section, (i) “Foreign Lender” shall mean any Person that is not, for United States federal income tax purposes, (A) an individual who is a citizen or resident of the United States, (B) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (C) an estate whose income is subject to U.S. federal income taxation regardless of its source or (D) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, and (ii) “Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law. A Borrower shall not be obligated to indemnify or pay any additional amount with respect to Indemnified Taxes under this Section to any Lender to the extent such Indemnified Taxes are imposed solely because such Lender fails to timely provide the forms or certificates required under this Section.
     Section 3.5 Alternate Rate of Interest
          If the Administrative Agent determines (which determination shall be conclusive absent manifest error) that, with respect to any existing or requested Loan, the pricing of which is determined by reference to an Applicable Money Market (each an “Affected Loan”), by reason of one or more circumstances arising after the date hereof affecting such Applicable Money Market, adequate and reasonable means do not exist for ascertaining the rate of interest applicable to such Affected Loan, or that such rate of interest will not adequately and fairly reflect the cost to the Lenders of making or maintaining such Affected Loan because of (x) any change since the date hereof in any applicable law or governmental rule, regulation, order or directive (whether or not having the force of law) or in the interpretation or administration thereof or (y) other circumstances arising after the date hereof affecting the Administrative Agent or the Lenders or such Applicable Money Market, then the Administrative Agent may give notice thereof to the Borrowers and the Lenders by telephone or telecopy and (A) upon the giving of such notice, each existing Affected Loan shall automatically be deemed converted into and redenominated as an ABR Loan and shall thereafter bear interest at a rate per annum equal to the Applicable Rate therefor, and (B) until such notice is rescinded by the Administrative Agent, the Lenders shall have no obligation to make any new Loan that would be an Affected Loan. The Administrative Agent agrees that promptly after it shall have determined, with respect to any notice given by it under this Section, that the circumstance or circumstances that gave rise to such notice with respect to an Affected Loan no longer exist, the Administrative Agent shall by notice to the Borrowers and the Lenders rescind such notice with respect to such Affected Loan.
     Section 3.6 Other LIBOR Provisions
          Notwithstanding any other provision hereof, if any Change in Law shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then, by written notice to the Borrowers:
          (a) such Lender may, if such Change in Law makes it unlawful to make LIBOR Loans, declare that LIBOR Loans will not thereafter (for the duration of such unlawfulness) be made, whereupon any request for a LIBOR Loan be deemed a request for an ABR Loan, unless such declaration shall be subsequently withdrawn; and
          (b) at the request of Required Lenders, the Administrative Agent may, if such Change in Law makes it unlawful to maintain LIBOR Loans, require that all outstanding LIBOR Loans be converted to ABR Loans, in which event all such LIBOR Loans shall be automatically converted to ABR Loans, as of the effective date of such notice.
     Section 3.7 Break Funding Payments
          In the event of (a) the payment or prepayment (voluntary or otherwise) of any principal of any LIBOR Loan for the account of a Fund other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow any LIBOR Loan for the account of a Fund on the date specified in any notice delivered pursuant hereto, (c) the conversion of any LIBOR Loan to an ABR Loan for the account of a Fund pursuant to Section 3.5 or 3.6, or (d) the failure to prepay any LIBOR Loan on the date specified in any notice delivered pursuant hereto, including as a result of a revocation of a termination of the Commitments pursuant to Section 2.3(c), then, in any such event, the Borrower in respect of which such Fund is a Related Fund shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such LIBOR Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow or convert, for the period that would have been the Interest Period for such Revolving Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for U.S. Dollar deposits of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
     Section 3.8 Mitigation Obligations
          (a) If any Lender requests compensation under Section 3.5, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans (or any participation therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.4 or 3.5, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower shall pay its Pro Rata Share of all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) If any Lender requests compensation under Section 3.3(b), or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, in an aggregate amount in excess of $10,000, then such Borrower at its sole expense (including the fees referred to in Section 10.4(b)) and at the sole effort of such Borrower, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under the Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Loans, accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrowers (in the case of all such other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.3(b) or payments required to be made pursuant to Section 3.4, such assignment should result in a reduction in such compensation or payments in the future. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply.

     ARTICLE 4 REPRESENTATIONS AND WARRANTIES
          In order to induce the Credit Parties to enter into this Credit Agreement and make the Loans, each Borrower makes the following representations and warranties to the Credit Parties:
     Section 4.1 Organization and Power
          Such Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) is duly qualified to do business and is in good standing in each other jurisdiction in which the failure to be so qualified or to be in good standing could reasonably be expected to have a Material Adverse Effect. Such Borrower has all requisite power and authority to own its property and to carry on its business as now conducted.
     Section 4.2 Authority and Execution
          Such Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Credit Documents, both individually and for the account of each Related Fund, all of which have been duly authorized by all proper and necessary statutory trust action, as the case may be, and is in full compliance with its Organization Documents. Such Borrower has duly executed and delivered the Credit Documents to which it is a party.
     Section 4.3 Binding Agreement
          The Credit Documents constitute the valid and legally binding obligations of such Borrower to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.
     Section 4.4 Litigation
          There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of such Borrower or any of its Related Funds) pending or, to the knowledge of such Borrower, threatened against it, any of its Related Funds or the Investment Adviser for any such Related Fund or maintained by it, any of its Related Funds, or any such Investment Adviser which may affect the property or rights of such Borrower or any of its Related Funds, which (i) could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of, or otherwise seek to invalidate, any Credit Document, or (iii) might, individually or in the aggregate, materially adversely affect any of the transactions contemplated by any Credit Document.
     Section 4.5 Approvals and Consents
          No consent, authorization or approval of, filing (other than the filing of each financing statement in the form attached to the Security Agreement in the office indicated on such financing statement) with, notice to, or exemption by, the holders of any securities issued by such Borrower or for the account of any Related Fund, any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution and delivery by such Borrower (individually or on behalf of each Related Fund) of, and the performance by such Borrower of its obligations under, the Credit Documents or is required as a condition to the validity or enforceability of the Credit Documents with respect to or against such Borrower or the property or assets attributable to any Related Fund. No provision of any applicable treaty, statute, law (including any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution and delivery by such Borrower, on behalf of its Related Funds of, or performance by such Borrower and its Related Funds of its obligations under, or affect the validity with respect to or against such Borrower and its Related Funds of, the Credit Documents.
     Section 4.6 No Conflict
          Neither such Borrower nor any of Related Fund is in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out by such Borrower on behalf of its Related Funds of the terms of the Credit Documents, the Loans hereunder and the use by such Borrower for the account of such Related Funds of the proceeds thereof (a) will not (i) violate the Organization Documents of such Borrower or any statutes or regulations, including the ICA, of any Governmental Authority applicable to such Borrower or any Related Fund or (ii) constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien (other than pursuant to the Security Agreement) upon the property of such Borrower or any Related Fund pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, could reasonably be expected to have a Material Adverse Effect, and (b) are not inconsistent with the Fundamental Policies, Prospectus or Registration Statement of any such Related Fund.
     Section 4.7 Taxes
          Such Borrower, individually and on behalf of its Related Fund, has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles) which, if not so filed or paid, could reasonably be expected to result in a Material Adverse Effect, and no tax Liens (other than those permitted by Section 7.2(b)) have been filed against such Borrower or any property attributable to any Related Fund. The charges, accruals and reserves on the books of such Borrower and each such Fund with respect to all federal, state, local and other Taxes are adequate, and such Borrower knows of no unpaid assessment which is due and payable against it or any Related Fund or any claims being asserted against it or any Related Fund which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles.
     Section 4.8 Compliance
          Neither such Borrower nor any Related Fund is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. Such Borrower and each Related Fund is complying in all material respects with all applicable statutes and regulations, including the ICA and the Securities Act, and of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.
     Section 4.9 Property

          Such Borrower, on behalf of each Related Fund, has good and marketable title to all of the property of such Related Fund, with respect to which the absence of such marketable title could reasonably be expected to result in a Material Adverse Effect, subject to no Liens other than Permitted Liens.
     Section 4.10 Federal Reserve Regulations; Use of Loan Proceeds
          Except for the Federal Reserve Form to be executed and delivered by such Borrower, on behalf of its Related Funds, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery by such Borrower, on behalf of its Related Funds, of this Credit Agreement and neither the making of any Loan in accordance with this Credit Agreement nor the use by such Related Funds of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.
     Section 4.11 No Material Adverse Change
          Since the applicable Measurement Date, each of such Borrower’s Related Funds has conducted its business only in the ordinary course and there has been no material adverse change in its business, assets or condition, financial or otherwise, of such Borrower or any of its Related Funds, other than, in the case of a Related Fund that is a “closed-end company” within the meaning of Section 5 of the ICA, redemptions pursuant to duly authorized tender offers by such Related Fund that, immediately after giving effect thereto, do not (individually or in the aggregate) cause a Default under Section 7.7.
     Section 4.12 Material Agreements
          Each of (i) the custodian agreements relating to the Funds that are Related Funds of such Borrower are in full force and effect in all material respects and (ii) all other agreements between such Borrower, on behalf of a Related Fund, and the Investment Adviser are in full force and effect, except to the extent that failure of such other agreements to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.
     Section 4.13 Financial Condition
          The statement of assets and liabilities of each of such Borrower’s Related Funds as of its Measurement Date and the related statements of operations and changes in net assets for the fiscal year then ended, copies of which, certified by independent public accountants, have heretofore been delivered to each Credit Party, fairly present, in all material respects, the financial position of such Fund as of such date and the results of its operations for such period in conformity with Applicable Accounting Principles.
     Section 4.14 No Misrepresentation
          No representation or warranty contained in any Credit Document and no certificate or report from time to time furnished by such Borrower, on its behalf or on behalf of any of its Related Funds, to any Credit Party in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact, or, to the best knowledge of such Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.
     Section 4.15 Legal Status

          (a) Neither such Borrower nor any Related Fund is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.). Neither such Borrower nor any Related Fund is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. Neither such Borrower nor any Related Fund (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.
          (b) Neither such Borrower nor any Related Fund (a) is a Sanctioned Person, (b) has more than 15% of its assets in Sanctioned Countries, or (c) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loan or other extension of credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.
          (c) Such Borrower and each Related Fund is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto. Neither such Borrower nor any Related Fund has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to a Borrower, Related Fund or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.
     Section 4.16 Investment Company Status
          (a) Each of such Borrower’s Related Funds has the following status (“Status”): (i) it qualifies as a Regulated Investment Company, (ii) it is a “registered investment company” within the meaning of Section 8 of the ICA, (iii) it is an “open-end company” (except for Highland Floating Rate Fund, which is a “closed-end company”) and a “non-diversified company” in each case within the meaning of Section 5 of the ICA, (iv) it is not an “Affiliated Person”, within the meaning of the ICA, of any Credit Party, (v) it is not a Feeder Portfolio, and (vi) it is in compliance in all material respects with (1) its Prospectus, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and (2) its Fundamental Policies.
          (b) Neither such Borrower nor any of its Related Funds is subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Indebtedness under the Credit Documents, except for the limitations set forth in the ICA, state securities laws to the extent applicable, and each Fund’s Prospectus.
          (c) Neither such Borrower nor any Related Fund has issued any of its securities in violation of any Federal or State securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.
     ARTICLE 5 CONDITIONS
     Section 5.1 Effective Date

          The obligations of the Lenders to make Loans hereunder shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied, or waived in accordance with Section 10.2 (and the Administrative Agent shall notify the Borrowers of the Effective Date, and such notice shall be conclusive and binding):
          (a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Credit Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Credit Agreement) that such party has signed a counterpart of this Credit Agreement.
          (b) The Administrative Agent shall have received a Revolving Note for each Lender and a Swingline Note for the Swingline Lender, each dated the Effective Date and executed by a duly authorized representative (who shall be acceptable to the Administrative Agent) of each Borrower.
          (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Lenders and dated the Effective Date) from counsel to the Borrowers acceptable to the Administrative Agent, the substance of which is set forth in Exhibit C. The Borrowers hereby request such counsel to deliver such opinion.
          (d) With respect to each Borrower, the Administrative Agent shall have received a certificate, dated the Effective Date and signed by an authorized representative (who shall be acceptable to the Administrative Agent) of such Borrower, substantially in the form of Exhibit E hereto.
          (e) The Administrative Agent shall have received copies of an initial Federal Reserve Form for each Lender, substantially in the form of Exhibit F hereto, duly executed and delivered by or on behalf of each Borrower on behalf of its Related Funds, in form and substance acceptable to the Administrative Agent.
          (f) The Administrative Agent shall have received a security agreement, dated the Effective Date and signed by an authorized representative (who shall be acceptable to the Administrative Agent) of each Borrower, substantially in the form of Exhibit H hereto (the “Security Agreement”).
          (g) The Administrative Agent shall have received a control agreement, dated the Effective Date and signed by an authorized representative (who shall be acceptable to the Administrative Agent) of each Borrower, the Custodian and the Administrative Agent substantially in the form of Exhibit I hereto (the “Control Agreement”).
          (h) The Administrative Agent shall have received a true and complete copy of the Custody Agreements.
          (i) The Administrative Agent shall have received Uniform Commercial Code, federal tax and judgment lien search reports with respect to each applicable public office where Liens would customarily be filed against each Borrower disclosing that there are no Liens of record in such official’s office covering such Borrower or any asset or property thereof.
          (j) The Administrative Agent shall have received (i) an upfront fee for the account of each Lender in an amount equal to five (5) basis points (0.05%) of the amount of such Lender’s Commitment and (ii) all other fees and other amounts due and payable by the Borrowers on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket costs and expenses required to be reimbursed or paid by the Borrowers hereunder.

     Section 5.2 Each Credit Event
          The obligation of the Lenders to make any Loan to a Borrower for the account of a Related Fund is subject to the satisfaction of the following conditions:
          (a) The representations and warranties of such Borrower with respect to itself and such Related Fund set forth in each Credit Document to which it is a party shall be true and correct in all respects on and as of the date of such Loan, and no Borrower Default (as defined in Section 8.2(d)) with respect to such Borrower and no Default with respect to such Related Fund (as determined in accordance with Sections 8.1 and 8.2) shall have occurred and be continuing.
          (b) The Administrative Agent shall have received a written Borrowing Request signed by such Borrower setting forth the information required by Section 2.2(a) and, on a pro forma basis immediately after giving effect to such Loan and any simultaneous repayment of any other Loan made for the account of such Fund, the Adjusted Asset Coverage and the Net Asset Value of such Related Fund.
          (c) To the extent required by Regulation U, the Administrative Agent shall have received (i) copies of a Federal Reserve Form for each Lender, duly executed and delivered by each Borrower on behalf of its Related Funds and completed for delivery to the Administrative Agent, in form acceptable to the Administrative Agent, or (ii) a current list of Margin Stock and Non-Margin Assets with respect to each Fund, in a form acceptable to the Administrative Agent and in all respects in compliance with Regulation U, including Section 221.3(c)(2)(iv) thereof.
          (d) The Administrative Agent shall have received such other documentation and assurances as shall be reasonably required by it in connection herewith.
Each request for a Loan by a Borrower shall be deemed to constitute a representation and warranty by such Borrower on the date thereof as to the matters specified in paragraph (a) of this Section.
     ARTICLE 6 AFFIRMATIVE COVENANTS
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable by the Borrowers under the Credit Documents shall have been paid in full, each Borrower, for itself and on behalf of its Related Funds, covenants and agrees with the Credit Parties that:
     Section 6.1 Financial Statements and Other Information
          Such Borrower shall furnish or cause to be furnished to each Credit Party, with respect to itself and each of its Related Funds:
          (a) as soon as available, but in any event not later than 75 days after the end of each fiscal year of each Fund, a copy of such Related Fund’s Statement of Assets and Liabilities as at the end of such fiscal year, together with the related Schedule of Investments and Statements of Operations and Changes in Net Assets as of and through the end of such fiscal year. Each such Statement of Assets and Liabilities and the related Schedule of Investments and Statements of Operations and Changes in Net Assets shall be certified without qualification by independent public accountants, which certification shall (i) state that the examination by such independent public accountants in connection with such financial statements has been made in accordance with, with respect to each Borrower or Fund, as the case may be, those auditing standards required by the ICA and prescribed by the SEC for such Borrower or Fund, as the case may be, and, to the extent not so required or prescribed, generally accepted auditing standards in the United States and (ii) include the opinion of such independent public accountants that such financial statements have been prepared in conformity with Applicable Accounting Principles, except as otherwise specified in such opinion;
          (b) as soon as available, but in any event not later than 60 days after the end of the first semiannual accounting period in each fiscal year of each Related Fund, a copy of such Related Fund’s Statement of Assets and Liabilities as at the end of such semiannual period, together with the related Schedule of Investments and Statements of Operations and Changes in Net Assets for such period;
          (c) as soon as available, but in any event not later than 45 days after the end of each quarterly accounting period in each fiscal year of each Related Fund, a duly completed certificate of a duly authorized representative (who shall be acceptable to the Administrative Agent) of such Borrower, substantially in the form of Exhibit G hereto;
          (d) as soon as available, but in any event no later than 10 days after the end of each month, a statement setting forth the name of each Related Fund and such Related Fund’s Net Asset Value as of the end of such month, in the form similar to those customarily prepared by such Related Fund’s management for internal use;
          (e) as soon as practicable, a copy of each general mailing to the shareholders of each Related Fund to the extent such mailing includes a Prospectus or any material change in the terms thereof, including any material change in the investment objectives or any change in (i) its Fundamental Policies, (ii) limitations on borrowings, or (iii) the identity of the directors, executive officers or other similar Person of any Related Fund or its Investment Adviser;
          (f) prompt written notice of any contest referred to in Sections 6.5 or 6.6;
          (g) promptly after the execution or filing thereof, as applicable, copies of all material amendments or other material changes to its Prospectus, its Registration Statement, its Organization Documents, its Fundamental Policies, all investment adviser contracts, contracts with any principal underwriter, and any new investment adviser contracts and contracts with any principal underwriter entered into after the Effective Date;
          (h) prompt written notice in the event that any Related Fund decides to seek the approval of its Board and, if necessary, its shareholders to effect a change in any of its Fundamental Policies; and
          (i) promptly after request therefor, such other information as any Credit Party may reasonably request from time to time.
     Section 6.2 Notice of Material Events
          Such Borrower shall furnish or cause to be furnished to each Credit Party with respect to itself and each Related Fund, prompt written notice of the following, together with a statement of a duly authorized representative (who shall be acceptable to the Administrative Agent) of such Borrower setting forth in reasonable detail the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:
          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting such Borrower or any Related Funds that, if adversely determined, could in the good faith opinion of such Borrower reasonably be expected to result in a Material Adverse Effect; and
          (c) the occurrence of any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.
     Section 6.3 Legal Existence
          Such Borrower shall maintain its legal existence in good standing in the jurisdiction of its organization and shall maintain its qualification to do business in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.
     Section 6.4 Insurance
          Such Borrower on behalf of itself and each of Related Fund shall maintain insurance with financially sound insurance carriers in at least such amounts and against at least such risks as are usually insured against by entities engaged in the same or a similar business or as may otherwise be required by the ICA or the SEC (including such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the ICA or any successor provision and errors and omissions insurance) and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.
     Section 6.5 Payment of Indebtedness and Performance of Obligations
          Such Borrower on behalf of itself and each Related Funds shall pay and discharge when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (i) have a Material Adverse Effect on such Borrower or such Related Fund or (ii) give rise to the imposition of a Lien (other than a Permitted Lien) upon the property of such Borrower or such Related Fund, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of such Borrower or such Related Fund, and provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.
     Section 6.6 Observance of Legal Requirements
          Such Borrower on behalf of itself and each Related Fund shall observe and comply in all material respects with all laws (including the ICA, the Code, Regulation U and Regulation X), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which may then be applicable to such Borrower or such Related Fund, a violation of which could reasonably be expected to have a Material Adverse Effect on or with respect to such Borrower or such Related Fund, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of such Borrower or such Related Fund, provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.
     Section 6.7 Books and Records; Visitation
          Such Borrower on behalf of itself and each Related Fund shall (a) keep proper books of record and account in which complete, true and correct entries in conformity with Applicable Accounting

Principles and all material requirements of law shall be made of all material dealings and transactions in relation to its business and activities, (b) upon reasonable notice permit representatives of the Administrative Agent and each other Credit Party to visit the offices of such Borrower and such Related Fund and to discuss the properties, assets, income and financial condition, and to inspect the books, property and records, of such Related Fund with the duly authorized representatives thereof and with the Investment Adviser, and (c) upon the reasonable request of the Administrative Agent or any other Credit Party, deliver to the Administrative Agent a detailed list of assets of such Fund.
     Section 6.8 Purpose of Loans
          Such Borrower shall use the proceeds of each Loan made for the account of a Related Fund for temporary, emergency or extraordinary purposes, including to enable such Borrower to finance temporarily the repurchase or redemption of shares of, or other interests in, such Related Fund at the request of the holders of such shares or other interests, as the case may be, provided that in no event shall the proceeds of any Loan be used for purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to such Related Fund or Regulation U.
     Section 6.9 Investment Company Status
          Such Borrower will cause each Related Fund to maintain at all times its Status.
     Section 6.10 Net Asset Value Calculation
          Such Borrower will cause each Related Fund to calculate its Net Asset Value on each day that the New York Stock Exchange is open for business and on each other day that is required by applicable law or such Related Fund’s Prospectus.
     ARTICLE 7 NEGATIVE COVENANTS
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable by the Borrowers under the Credit Documents shall have been paid in full, each Borrower, for itself and on behalf of its Related Funds, covenants and agrees with the Credit Parties that:
     Section 7.1 Indebtedness
          Such Borrower will not create, incur, assume or suffer to exist any liability for Indebtedness, except (i) Indebtedness under the Credit Documents, (ii) Indebtedness (other than Indebtedness for borrowed money) for the account of a Related Fund, provided that (A) such Indebtedness is incurred in the ordinary course of business, (B) such Indebtedness is permitted to be incurred in accordance with such Related Fund’s Fundamental Policies and (C) immediately after giving effect thereto and any simultaneous repayment of any other Indebtedness incurred for the account of such Related Fund, no Default would occur or be continuing with respect to such Related Fund or would cause such Related Fund to have exceeded its Maximum Permitted Borrowing, and (iii) Indebtedness to the Custodian (1) incurred for the purposes of clearing and settling purchases and sales of securities, or (2) up to an aggregate amount not to exceed $500,000 at any one time outstanding under this clause (2) for temporary or emergency purposes.
     Section 7.2 Liens

          Such Borrower will not create, incur, assume or suffer to exist any Lien upon any property or assets attributable to a Related Fund, whether now owned or hereafter acquired, except:
          (a) Liens in respect of Indebtedness incurred for the account of such Related Fund permitted under Section 7.1(iii);
          (b) Liens for Taxes, assessments or similar charges incurred for the account of such Related Fund in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement of such Liens is stayed pending such contest;
          (c) Liens imposed by law created in the ordinary course of business for the account of such Related Fund for amounts not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement of such Liens is stayed pending such contest;
          (d) Liens arising out of judgments or decrees affecting the property attributable to such Related Fund which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement thereof is stayed pending such contest;
          (e) Liens in respect of obligations arising from any (i) repurchase, reverse repurchase or securities lending agreement, (ii) option contract, futures contract, forward contract, (iii) contract for the delayed delivery of securities, or (iv) Hedging Agreement, provided that each such obligation is incurred in the ordinary course of business and in accordance with the Fundamental Policies of such Related Fund;
          (f) Liens created or arising out of the Credit Documents; and
          (g) Liens arising in the ordinary course of business under the Custody Agreements, to the extent permitted by the Control Agreement.
     Section 7.3 Fundamental Changes
          Such Borrower will not, and will not permit any Related Fund to, consolidate or merge into or with any Person, or sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its property, except that Highland Funds I may permit a Related Fund of Highland Funds I to merge or consolidate with any other Related Fund of Highland Funds I, provided that (i) no Default would exist before or after giving effect thereto, (ii) each Related Fund involved in such merger or consolidation shall be in compliance with its Fundamental Policies before and after giving effect thereto, (iii) the Administrative Agent shall have received fifteen (15) Business Days’ notice thereof, (iv) the Administrative Agent shall have received such documents, certificates and opinions as it may request, including copies of the agreements of merger or consolidation, (v) all action, including all filings, necessary to maintain the perfected security interest in the collateral under the Security Agreement shall have been taken, and (vi) if such merger or consolidation is with Highland Equity Opportunities Fund, the successor Related Fund to such merger or consolidation shall be bound by and subject to the Investment Limitation Default applicable to Highland Equity Opportunities Fund.
     Section 7.4 Restricted Payments

          Such Borrower will not declare or pay, or allow to be declared or paid, any dividend, distribution or similar payment (including a purchase or repurchase of the shares issued by any Related Fund) in respect of its shares or of any Related Fund if, immediately before or after giving effect thereto, an Event of Default with respect to such Borrower or such Related Fund, as applicable, shall or would exist, except to the extent required in order to qualify as a Regulated Investment Company and to otherwise minimize or eliminate federal or state income taxes payable by such Related Fund.
     Section 7.5 Fundamental Policies
          Such Borrower will not, and will not permit any Related Fund to, (a) make or maintain any investment other than as permitted by the ICA and its Fundamental Policies or (b) amend or otherwise modify its Fundamental Policies.
     Section 7.6 Amendments and Changes
          (a) Such Borrower will not amend or otherwise modify its Organization Documents or the Custody Agreements, in any way which would adversely affect the Credit Parties.
          (b) Such Borrower will not, and will not permit any Related Fund to, change its fiscal year if such change could reasonably be expected to have a Material Adverse Effect. Subject to Section 1.3, such Borrower will not, and will not permit any Related Fund to, change or permit any change in the accounting principles applied to such Related Fund, except as required by Applicable Accounting Principles, if such change could reasonably be expected to have a Material Adverse Effect.
          (c) Such Borrower will not, and will not permit any Related Fund to, change the Custodian in effect on the Effective Date other than to a Permitted Successor Custodian, provided that (i) no Default would exist before or after giving effect thereto, (ii) the Administrative Agent shall have received fifteen (15) Business Days’ notice thereof, (iii) the Administrative Agent shall have received a copy of the replacement Custody Agreement and replacement Control Agreement, in each case which shall be in all respects satisfactory to the Administrative Agent, together with such documents, certificates and opinions as it may request, and (iv) all action, including all filings, necessary to maintain the perfected security interest in the collateral under the Security Agreement shall have been taken.
          (d) Such Borrower will not, and will not permit any Related Fund to, change the Administrator in effect on the Effective Date other than to a Permitted Successor Administrator, provided that (i) no Default would exist before or after giving effect thereto, (ii) the Administrative Agent shall have received fifteen (15) Business Days’ notice thereof, and (iii) the Administrative Agent shall have received a copy of the replacement administrator agreement, which shall be in all respects satisfactory to the Administrative Agent, together with such documents, certificates and opinions as it may request.
          (e) Such Borrower will not, and will not permit any Related Fund to, change its independent accountants in effect on the Effective Date other than to a Permitted Successor Accounting Firm, provided that (i) no Default would exist before or after giving effect thereto and (ii) the Administrative Agent shall have received fifteen (15) Business Days’ notice thereof.
     Section 7.7 Financial Covenants
          (a) Such Borrower will not permit the Adjusted Asset Coverage of any Related Fund to be less than 4.00:1.00 at any time.

          (b) Such Borrower will not permit any Related Fund to exceed the Maximum Permitted Borrowing applicable to such Related Fund at any time.
     Section 7.8 Investment Limitation Default
          (a) Such Borrower will not permit any Related Fund to purchase, acquire, or otherwise have exposure (including pursuant to any Derivative Agreement) to, any Investment, other than Permitted Investments.
          (b) Such Borrower will not permit any Related Fund to enter into or otherwise acquire or hold any Derivative except to mitigate a risk to which such Related Fund is subject, provided that, notwithstanding anything to the contrary herein contained, in no event shall such Borrower permit any Related Fund to enter into or otherwise acquire or hold any Derivative for the purpose of creating leverage.
          (c) Such Borrower will not allow an Investment Limitation Default with respect to any Related Fund to occur.
     ARTICLE 8 EVENTS OF DEFAULT
     Section 8.1 Events of Default
          Each of the following shall constitute an “Event of Default”:
          (a) with respect to any Fund, any principal of any Loan made for the account of such Fund shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
          (b) with respect to any Fund, any interest on any Loan or any fee, commission or any other amount (other than an amount referred to in paragraph (a) of this Section 8.1) payable under any Credit Document for the account of such Fund shall not be paid when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
          (c) any representation or warranty made or deemed made by or on behalf of a Borrower or a Fund in or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
          (d) a Borrower shall fail to observe or perform any covenant, condition or agreement (i) on its own behalf contained in Sections 6.3 or 7.6(a), or (ii) with respect to, or on behalf of, any Related Fund, contained in Sections or 2.4(b), 6.8 or 6.9 or in Article 7;
          (e) a Borrower, on its own behalf or on behalf of any Related Fund, shall fail to observe or perform any covenant, condition or agreement contained in this Credit Agreement (other than those specified in paragraphs (a), (b) or (d) of this Section 8.1), and such failure shall continue unremedied for a period of 30 days after such Borrower shall, or reasonably should, have obtained knowledge thereof;

          (f) a Borrower, with respect to any Related Fund, shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness incurred for the account of such Related Fund, when and as the same shall become due and payable (after giving effect to any applicable grace period);
          (g) any event or condition occurs that results in any Material Indebtedness incurred for the account of a Fund becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Borrower, a Fund or the debts of a Borrower or a Fund, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower or a Fund or for a substantial part of the assets of a Borrower or a Fund; and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
          (i) a Borrower or a Fund shall (i) voluntarily commence (directly or on its behalf) any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to (directly or on its behalf) the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 8.1, (iii) apply for or consent to (in either case, directly or on its behalf) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower or Fund or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
          (j) a Borrower or a Fund shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
          (k) (1) the Investment Adviser shall fail to be Highland Capital Management, or an Affiliate thereof, (2) the custodian for all of the assets of the Borrowers shall fail to be PFPC Trust Company, or an Affiliate thereof, or a Permitted Successor Custodian, (3) the Administrator for the Borrowers shall fail to be Highland Capital Management, or an Affiliate thereof, or a Permitted Successor Administrator, or (4) the independent auditors for the Borrowers shall fail to be PricewaterhouseCoopers LLP, or a Permitted Successor Accounting Firm;
          (l) a Change of Control shall occur;
          (m) one or more judgments for the payment of money (not paid or covered by insurance) in an aggregate amount in excess of the Threshold Amount shall be rendered against any Borrower (whether individually or on behalf of one or more series or portfolios thereof, including its Related Funds) and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of a Borrower or Fund to enforce any such judgment;

          (n) any Credit Document shall cease, for any reason, to be in full force and effect, or with respect to a Borrower or a Fund, such Borrower or such Fund shall so assert in writing or shall disavow any of its obligations thereunder;
          (o) a Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) the Security Agreement (other than in Section 4(a), (b), (d) or (h) thereof) or any other Security Document and such failure shall continue unremedied for a period of five (5) days after such Borrower shall, or reasonably should, have obtained knowledge thereof, or (ii) Section 4(a), (b), (d) or (h) of the Security Agreement; or
          (p) except as a result of any sale or other transfer of any asset in accordance with the terms of the Credit Documents, any Lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by a Borrower or a Related Fund not to be, a valid and perfected Lien on any Collateral (as defined in the Security Agreement), with the priority required by the applicable Security Document.
     Section 8.2 Results of Defaults and Events of Default
          Notwithstanding any other provision herein to the contrary, Defaults and Events of Defaults shall have the following results:
          (a) except as otherwise provided in paragraph (c) of this Section 8.2, a Default or Event of Default with respect to one Fund shall not constitute a Default or Event of Default with respect to any other Fund or any Borrower;
          (b) except as otherwise provided in paragraph (c) of this Section 8.2, a Default or Event of Default with respect to a Borrower acting on behalf of one or more of its Related Funds shall constitute a Default or Event of Default, as the case may be, only with respect to such of its Related Fund or Funds implicated in, or affected by, the act or omission causing such Default or Event of Default;
          (c) a Borrower Default or Borrower Event of Default with respect to a Borrower acting on behalf of one or more of its Related Funds shall constitute a Default or Event of Default, as the case may be, only with respect to all of such Borrower’s Related Funds and not to any other Borrower or any other Fund; and
          (d) “Borrower Event of Default” shall mean an Event of Default with respect to a Borrower (A) of any of the types described in paragraphs (f), (h), (i), (j), (k) or (l) of Section 8.1, (B) arising from such Borrower’s failure to comply with any of the covenants set forth in Sections 6.3, 6.6 and 7.3, or (C) arising from such Borrower’s failure to maintain the status, registration and qualifications of such Borrower and its Related Funds under the ICA and the Code in accordance with Section 6.9. “Borrower Default” shall mean any event giving rise to a Borrower Event of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
     Section 8.3 Remedies
          If any Event of Default shall occur and be continuing with respect to a Fund or Borrower, as the case may be, then, and in every such event (other than an event described in paragraph (h) or (i) of Section 8.1), and at any time thereafter during the continuance of such event, the Administrative Agent may and at the request of the Required Lenders shall, by notice to each applicable Borrower, take either or both of the following actions, at the same or different times: (i) declare the Commitments with respect to such Fund terminated, and thereupon such Commitments shall terminate immediately and/or (ii)

declare the Loans of such Fund then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Loans so declared to be due and payable, together with accrued and unpaid interest thereon and all fees and other obligations of such Fund accrued and unpaid under the Credit Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and each Fund; and in the case of any event described in paragraph (h) or (i) of Section 8.1, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Fund accrued and unpaid under the Credit Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and each Fund.
     ARTICLE 9 THE ADMINISTRATIVE AGENT
     Section 9.1 Appointment and Authority
          Each Lender hereby irrevocably appoints The Bank of Nova Scotia to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Credit Parties and none of the Borrowers or Funds shall have rights as a third party beneficiary of any of such provisions except with respect to certain provisions contained in Section 9.6.
     Section 9.2 Rights as a Lender
          The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     Section 9.3 Exculpatory Provisions
          (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:
          (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
          (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and
          (iii) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
          (b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.2 and Article 9) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers or a Lender.
          (c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     Section 9.4 Reliance by Administrative Agent
          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of another Credit Party, the Administrative Agent may presume that such condition is satisfactory to such Credit Party unless the Administrative Agent shall have received notice to the contrary from such Credit Party one full Business Day prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent public accounting firm and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accounting firm or experts.
     Section 9.5 Delegation of Duties
          The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub agents appointed by the Administrative Agent, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by any Borrower, individually or on behalf of the Related Funds, of any rights hereunder. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     Section 9.6 Resignation of Administrative Agent
          The Administrative Agent may at any time give notice of its resignation to the Credit Parties and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Credit Parties, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrowers and the Credit Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Credit Parties under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Credit Party directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Section 9.7 Non Reliance on Administrative Agent and Other Credit Parties
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.
     ARTICLE 10 MISCELLANEOUS
     Section 10.1 Notices

          (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy, or sent by approved electronic communication in accordance with Section 10.1(b) as follows:
(i)	if to any Borrower:

Highland Capital Management, L.P. 13455 Noel Rd. Suite 800 Dallas, TX 75240 Attention: Joe Dougherty Telephone No.: (972) 628-4100 Telecopy No.: (972) 628-4151 Email Address: jdougherty@hcmlp.com

(ii)	if to the Administrative Agent:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, New York 10006
Attention: John M. Morale
Telephone No.: (212) 225-5062
Telecopy No.: (212) 225-5254
Email Address: John_Morale@scotiacapital.com

and in the case of all notices and other communications pursuant to Article 2, with a copy to:

The Bank of Nova Scotia 720 King Street Toronto, Canada M5K1J8 Attention: Tamara Mohan Telephone No.: (212) 225-5705 Telecopy No.: (212) 225-5709

(iii)	if to any other Credit Party, to it at its address (or facsimile number or email address) set forth on its signature page hereof or in its Administrative Questionnaire.
Any party hereto may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt, provided that notices delivered through electronic communications to the extent provided by Section 10.1(b) shall be effective as provided in such subsection (b).
          (b) Except with respect to notices and other communications under Article 2, each Lender agrees that notices and other communications to it hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent. In furtherance of the foregoing, each Lender hereby agrees to notify the Administrative Agent in writing, on or before the date such Lender becomes a party to this Credit Agreement, of such Lender’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that Administrative Agent has on record an effective e-mail address for such Lender). Each of the Administrative Agent and each Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by means of electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes: (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient; and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
Each Borrower hereby acknowledges that: (i) the Administrative Agent may make available to the Lenders Specified Materials by posting some or all of the Specified Materials on an Electronic Platform; (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, the Electronic Platform is provided and used on an “As Is,” “As Available” basis; and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. THE ADMINISTRATIVE AGENT, ON BEHALF OF ITSELF AND ITS AFFILIATES, EXPRESSLY AND SPECIFICALLY DISCLAIMS, WITH RESPECT TO THE ELECTRONIC PLATFORM, DELAYS IN POSTING OR DELIVERY, OR PROBLEMS ACCESSING THE SPECIFIED MATERIALS POSTED ON THE ELECTRONIC PLATFORM, AND ANY LIABILITY FOR ANY LOSSES, COSTS, EXPENSES OR LIABILITIES THAT MAY BE SUFFERED OR INCURRED IN CONNECTION WITH THE ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSES, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE ELECTRONIC PLATFORM.
Each Lender hereby agrees that notice to it in accordance with this Section 10.1(b) specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of this Credit Agreement, constitute effective delivery to such Lender of such Specified Materials.
EACH LENDER: (I) ACKNOWLEDGES THAT THE SPECIFIED MATERIALS, INCLUDING INFORMATION FURNISHED TO IT BY ANY BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THE CREDIT DOCUMENTS, MAY INCLUDE MATERIAL, NON-PUBLIC INFORMATION CONCERNING SUCH BORROWER OR ITS AFFILIATES OR THEIR RESPECTIVE SECURITIES; AND (II) CONFIRMS THAT: (A) IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL,

NON-PUBLIC INFORMATION; (B) IT WILL HANDLE SUCH MATERIAL, NON-PUBLIC INFORMATION IN ACCORDANCE WITH SUCH PROCEDURES AND APPLICABLE LAWS, INCLUDE FEDERAL AND STATE SECURITIES LAWS; AND (C) IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CONTACT PERSON WHO MAY RECEIVE SPECIFIED MATERIALS THAT MAY CONTAIN MATERIAL, NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAWS.
     Section 10.2 Waivers; Amendments
          (a) No failure or delay by the Credit Parties in exercising any right or power under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Credit Documents are cumulative and are not exclusive of any rights or remedies that the Credit Parties would otherwise have. No waiver of any provision of any Credit Document or consent to any departure by any Borrower or any Fund therefrom shall in any event be effective except as provided in Section 10.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.
          (b) Neither any Credit Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest, or reduce any fees, payable under the Credit Documents, without the written consent of each Credit Party affected thereby thereof, (iii) postpone the date of any payment for any Loan, the Scheduled Commitment Termination Date (other than pursuant to Section 2.7), any interest or any fees payable under the Credit Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Commitments (other than pursuant to Section 2.7), without the written consent of each Credit Party affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required hereby or the pro rata reduction of Commitments required hereby, without the written consent of each Credit Party affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or change the currency in which Loans are to be made or payment under the Credit Documents is to be made, or add additional borrowers, without the written consent of each Lender, or (vi) release all or substantially all of the Collateral (as defined in the Security Agreement) from the Liens of the Credit Documents (except as expressly provided in the applicable Security Document), without the consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent or shall amend, modify or otherwise affect the rights or duties of the Swingline Lender without the prior written consent of the Swingline Lender.
     Section 10.3 Expenses; Indemnity; Damage Waiver
          (a) Each Fund shall pay (i) its Pro Rata Share of the fees and disbursements of counsel for the Administrative Agent in connection with the preparation, negotiation and closing of the Credit Documents (whether or not the transactions contemplated thereby shall be consummated), (ii) all reasonable out-of-pocket fees and expenses incurred by the Administrative Agent and its Affiliates in connection with the administration of the Credit Documents or any amendments, modifications or waivers of the provisions of any Credit Document (whether or not the transactions contemplated thereby shall be consummated), including the fees and charges of providing for and maintaining an Electronic Platform, and (iii) all out-of-pocket expenses incurred by the Administrative Agent and each of the Lenders, and the fees, charges and disbursements of any counsel for the Administrative Agent or for any Lender in connection with the enforcement or protection of its rights against the Borrowers in respect of such Fund in connection with the Credit Documents, including its rights under this Section, or in connection with the Loans made hereunder to or with respect to such Fund, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
          (b) Each Fund shall, severally and not jointly, indemnify each Credit Party (together with any sub-agent of the Administrative Agent), and each Related Party thereof (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from all losses, claims, damages, liabilities and related expenses (collectively, “Losses”), including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of or as a result of (i) the execution or delivery by any Borrower related to such Fund of any Credit Document or any agreement or instrument contemplated thereby, the performance by such Borrower on behalf of such Fund of its obligations under the Credit Documents or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan to or for the benefit of such Fund or the use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that to the extent more than one Fund (each a “Liable Fund”) is liable for the same loss, claim, damage, liability or expense (collectively, an “Indemnified Amount”), each Liable Fund in respect of such Indemnified Amount shall only be obligated to pay, with respect to such Indemnified Amount, an amount equal to the product of (A) such Indemnified Amount multiplied by (B) a fraction, the numerator of which is such Liable Fund’s Pro Rata Share, and the denominator of which is the aggregate sum of the Pro Rata Shares of all Liable Funds in respect of such Indemnified Amount. Subject to Section 10.3(d), nothing herein contained shall prevent or prohibit any Fund from bringing any action against any Credit Party to recover any Losses suffered by such Fund to the extent caused by such Credit Party’s failure to exercise due care in the performance of its obligations under the Credit Documents. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Credit Party (as found by a final and nonappealable decision of a court of competent jurisdiction), each Credit Party shall be deemed to have exercised due care.
          (c) To the extent that any Fund for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s pro rata share (based on a fraction, the numerator of which is the sum of the outstanding principal balance of the Revolving Loans, Swingline Exposure and unused Commitment of such Lender, and the denominator of which is the sum of the aggregate principal balance of the Revolving Loans, Swingline Exposure and unused Commitments of all Lenders, in each case determined as of the earlier to occur of the time that the applicable unreimbursed expense or indemnity payment is sought and the last date upon which the denominator set forth above is greater than zero) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.6(d).

          (d) To the extent permitted by applicable law, neither the Borrowers nor the Funds shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Credit Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.
          (e) All amounts due under this Section shall be payable promptly but in no event later than 10 days after written demand therefor. Each Indemnitee agrees, upon request, to provide reasonable details and supporting documentation concerning any costs and expenses required to be paid by a Fund pursuant to this Section.
     Section 10.4 Successors and Assigns
          (a) Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any Fund may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any attempted assignment or transfer by any Borrower or any Fund without such consent shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of any Credit Document.
          (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
          (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Lender Fund, no minimum amount need be assigned; and
     (B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes outstanding Loans and Swingline Exposure thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Swingline Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).

          (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans, Swingline Exposure or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Loans or Swingline Exposure on a non pro rata basis.
          (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition (A) the consent of each Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Lender Fund; and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Lender Fund with respect to such Lender;
          (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
          (v) Prohibited Assignments. No such assignment shall be made to (1) a Borrower or any Affiliate of a Borrower or (2) a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.3 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, the principal amounts of the Loans owing to, and the Swingline Exposure of each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and, only with respect to its Commitment, Loans and Swingline Exposure, any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or a Borrower or any Affiliate of a Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or its Loans or Swingline Exposure); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso in Section 10.2(b) that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Section 3.3, 3.4 and 3.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.6(f) as though it were a Lender.
          (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.3 or 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.4 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.4(e) as though it were a Lender.
          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     Section 10.5 Survival
          All covenants, agreements, representations and warranties made by the Borrowers and the Funds herein and in the certificates or other instruments delivered in connection with or pursuant to this Credit Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Credit Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 3.3, 3.4, 3.7 and 10.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitments or the termination of this Credit Agreement or any provision hereof.
     Section 10.6 Counterparts; Integration; Effectiveness; Electronic Execution
          (a) Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one contract. This Credit

Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of this Credit Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Credit Agreement.
          (b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     Section 10.7 Severability
          In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the legal and economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     Section 10.8 Right of Setoff
          If an Event of Default shall have occurred and be continuing, each Lender and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of any Fund against any of and all the obligations of such Fund (but not of any other Fund) now or hereafter owing under this Credit Agreement to such Lender, irrespective of whether or not such Lender shall have made any demand under this Credit Agreement and although such obligations may be unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation on such indebtedness. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender or its Affiliates may have.
     Section 10.9 Governing Law; Jurisdiction; Consent to Service of Process
          (a) THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

          (b) Each Borrower, for itself and on behalf of its Related Funds, hereby irrevocably and unconditionally submits, for each of them and their respective property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto (in the case of a Borrower, for itself and its Related Funds) hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto (in the case of a Borrower, for itself and its Related Funds) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Credit Documents against such Borrower or any of its Related Funds, or any of its property, in the courts of any jurisdiction.
          (c) Each Borrower, for itself and on behalf of its Related Funds, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it or any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Credit Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto (in the case of a Borrower, for itself and its Related Funds) hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Credit Agreement (in the case of a Borrower, for itself and its Related Funds) irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.
     Section 10.10 WAIVER OF JURY TRIAL
          EACH PARTY HERETO (INCLUDING EACH FUND) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 10.11 Headings
          Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.
     Section 10.12 Interest Rate Limitation

          Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
     Section 10.13 Non-Recourse
          Each Credit Party hereby agrees for the benefit of each and every trustee, director, officer and record owner of any outstanding shares of a Borrower and its Related Funds, a Fund and any successor, assignee, heir, estate, executor, administrator or personal representative of any such trustee, director, officer and record owner of any outstanding shares (a “Non-Recourse Person”) that (i) no Non-Recourse Person shall have any personal liability for any obligation of any Borrower or any Fund under any Credit Document or other instrument or document delivered pursuant hereto or thereto; (ii) no claim against any Non-Recourse Person may be made for any obligation of any Borrower or any Fund under any Credit Document or other instrument or document delivered pursuant hereto or thereto, whether for the payment of principal of, or interest on, the Loans or for any fees, expenses or other amounts payable by any Borrower or any Fund hereunder or thereunder; and (iii) the obligations or liabilities of a Fund under any Credit Document or other instrument or document delivered pursuant hereto or thereto, are enforceable solely against that Fund and its properties and assets.
     Section 10.14 Treatment of Certain Information
          Each Lender agrees to use reasonable precautions to keep confidential, in accordance with such Lender’s customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrowers pursuant to this Credit Agreement which (a)(i) is clearly identified by such Person as being confidential at the time the same is delivered to such Lender, or (ii) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants’ certification delivered hereunder, and (b) as of the date of determination, was received by such Lender within the immediately preceding two year period (“Information”), provided that nothing herein shall limit the disclosure of any such Information (i) to such of its respective Related Parties, or (on a confidential basis) to any direct, indirect or prospective counterparty (and its advisor), to any swap, derivative or securitization transaction related to the obligations under this Credit Agreement, as need to know such Information, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (iii) on a confidential basis, to prospective lenders or participants or their counsel, (iv) to auditors or accountants, and any analogous counterpart thereof, (v) in connection with any litigation to which such Lender is a party, (vi) on a confidential basis, to any rating agency, insurer or insurance broker, or direct or indirect provider of credit protection to a Lender or any of its Related Parties, (vii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to such Lender on a non-confidential basis from a source other than a Borrower, or (C) was available to such Lender on a non-confidential basis prior to its disclosure to such Lender by a Borrower; and (viii) to the extent the Borrowers shall have consented to such disclosure in writing.

          Each Lender agrees that it will not purchase or sell securities of a Fund for its own account while in possession of any Information. Each Lender acknowledges that Information furnished to it pursuant to this Credit Agreement may include material non-public information concerning a Borrower, its Related Parties or a Related Fund, or its securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law. Notwithstanding anything to the contrary contained in any Credit Document, no provision thereof shall (1) restrict any Lender from providing information to Federal Reserve supervisory staff, (2) require or permit, without the prior approval of the Federal Reserve, any Lender to disclose to any Borrower, any Affiliate of any Borrower or any Fund that any information will be or was provided to Federal Reserve supervisory staff, or (3) require or permit, without the prior approval of the Federal Reserve, any Lender to inform any Borrower, any Affiliate of any Borrower or any Fund of a current or upcoming Federal Reserve examination or any nonpublic Federal Reserve supervisory initiative or action.
     Section 10.15 USA Patriot Act Notice
          Each Credit Party hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower and each Fund, which information includes the name and address of each Borrower and each Fund and other information that will allow such Credit Party to identify each Borrower and each Fund in accordance with the Patriot Act.
     Section 10.16 Security
          All obligations of the Borrowers and the Funds under the Credit Documents are secured by the Security Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

HIGHLAND FLOATING RATE FUND
By:	/s/ Joe Dougherty
Name:	Joe Dougherty
Title:	Senior Vice President

HIGHLAND FUNDS I
By:	/s/ Joe Dougherty
Name:	Joe Dougherty
Title:	Senior Vice President

THE BANK OF NOVA SCOTIA, individually and as Administrative Agent
By:	/s/David L. Mahmood
Name:	David L. Mahmood
Title:	Managing Director

SCHEDULE 1
List of Borrowers, Related Funds and Pro Rata Shares

Borrower	Related Fund	Pro Rata Shares
Highland Floating Rate Fund	Highland Floating Rate Fund	96.4%
Highland Funds I	Highland Equity Opportunities Fund	2.3%
Highland Funds I	Highland High Income Fund	0.3%
Highland Funds I	Highland Income Fund	0.4%
Highland Funds I	Highland Healthcare Fund	0.6%

SCHEDULE 2
List of Lenders and Commitments

Lender	Commitment
The Bank of Nova Scotia	$75,000,000

SCHEDULE 3
List of Investment Limitation Defaults
Highland Floating Rate Fund
     “Investment Limitation Default” means, as of any date:
(i)	the sum of (1) the aggregate value of all Investments of the Fund issued by Governmental Issuers of any nation other than the United States of America, plus (2) the aggregate value of all Investments of the Fund issued by Persons (other than such Governmental Issuers) organized under the laws of any such nation, exceeds 20% of Total Net Assets;

(ii)	the aggregate value of all Investments of the Fund in any single industry exceeds 25% of Total Net Assets;

(iii)	the aggregate value of all Unrated Investments and all Distressed Investments of the Fund exceeds 15% of Total Net Assets;

(iv)	the aggregate value of all Investments (other than U.S. Government Securities) of the Fund in any single issuer or obligor and its affiliates exceeds 5% of Total Net Assets;

(v)	the Fund makes or maintains an Investment in any Mortgage-backed Security;

(vi)	the aggregate value of all Investments by the Fund in Asset-backed Securities exceeds 10% of Total Net Assets; or

(vii)	the aggregate value of all Illiquid Investments of the Fund exceeds 15% of Total Net Assets.
Highland Equity Opportunities Fund
     “Investment Limitation Default” means, as of any date:
(i)	the sum of (1) the aggregate value of all Investments of the Fund issued by Governmental Issuers of any nation other than the United States of America, plus (2) the aggregate value of all Investments of the Fund issued by Persons (other than such Governmental Issuers) organized under the laws of any such nation, exceeds 10% of Total Net Assets;

(ii)	the aggregate value of all Investments of the Fund in any single industry exceeds 25% of Total Net Assets;

(iii)	the aggregate value of all Investments (other than U.S. Government Securities) of the Fund in any single issuer or obligor and its affiliates exceeds 10% of Total Net Assets; or

(iv)	the aggregate value of all equity securities in which the Fund maintains an Investment that are not freely traded on a major securities exchange in a developed financial market exceed 10% of the aggregate value of all equity securities in which the Fund maintains an Investment.
Highland High Income Fund
          N/A
Highland Income Fund
          N/A
Highland Healthcare Fund
          N/A
          For purposes of this Schedule 3, the following terms shall have the following meanings:
          “Asset-backed Security” means a type of bond or note (other than a U.S. Government Security) that is based on one or more pools of assets (other than mortgages), or collateralized by the cash flows from one or more pools of underlying assets (other than mortgages), and includes collateralized bond obligations and collateralized loan obligations.
          “Derivative” means (i) any rate, basis, commodity, currency, debt or equity swap, (ii) any put, cap, collar or floor agreement, (iii) any rate, basis, commodity, currency, debt or equity futures or forward agreement, (iv) any rate, basis, commodity, currency, debt or equity option representing an obligation to buy or sell a security, commodity, currency, debt or equity, (v) any financial instrument whose value is derived from the value of something else, or (vi) any contract under which the parties agree to payments between or among them based upon the value of an underlying asset or other data at a particular point in time.
          “Derivative Agreement” means an agreement between the Borrower and one or more counterparties with respect to a Derivative.
          “Distressed Investment” means any (a) Investment (i) an obligor or issuer of which is the subject of a bankruptcy, insolvency, liquidation or other similar proceeding, (ii) which, if a debt investment or preferred equity investment, is in default beyond the applicable grace period, if any, as to payment of any principal, interest, dividend or distribution, (iii) that is a debt investment that has a Distressed Rating, (iv) which is otherwise classified by the Borrower or its Investment Adviser (or any sub-adviser) as “distressed” or “non-performing”, or (v) in respect of which, if it is a debt Investment, there is a default or a breach of a material provision under the related indenture, loan documents or other governing agreements or a “default” or “event of default” has occurred and is continuing under the related indenture, loan documents or other governing agreements, in each case beyond any applicable grace period, or (b) Derivative one or more of the counterparties in respect of which (i) is the subject of a bankruptcy, insolvency, liquidation or other similar proceeding, (ii) is in default beyond the original applicable grace period, if any, with respect to any payment thereunder, (iii) has a short-term unsecured, non-credit enhanced issuer debt rating equivalent to a Distressed Rating, or (iv) is in default or in breach of a material provision under the related Derivative Agreement or other governing agreements or a

“default” or “event of default” has occurred and is continuing under the related Derivative Agreement or other governing agreements, in each case beyond any applicable grace period.
          “Distressed Rating” means, with respect to any debt investment or credit worthiness of an issuer, such investment or issuer (as the case may be) (a) is rated CCC+ or below by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) or Caa1 or below by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s), or (b) if clause (a) does not apply, is reasonably equivalent or of similar quality, as reasonably determined pursuant to any policy of the Investment Adviser, to any debt investment or issuer that is so rated.
          “Governmental Issuer” means a nation, a governmental agency of a nation the obligations of which are backed by the full faith and credit of such nation, or a supranational organization to which one or more nations belong.
          “Illiquid Investment” means, as of any date, any Investment that has any material condition to or restriction on the ability of the Borrower, the Lenders or any assignee of either thereof to sell, assign, transfer, pledge, hypothecate or otherwise encumber or liquidate the same in a commercially reasonable time and manner (other than customary securities law arrangements or restrictions), whether or not such condition or restriction is intrinsic to such Investment, provided that any condition or restriction that could reasonably be expected to (a) prohibit or delay any such sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation for more than seven (7) Business Days, or (b) require any payment (other than a nominal amount) in connection therewith, shall be deemed to be such a material condition or restriction within the meaning of this defined term.
          “Investment” means, with respect to any Person, any direct or indirect portfolio investment by such Person in, or portfolio exposure (including through Derivatives) of such Person to (a) currencies, commodities, loans or securities, or any indexes on currencies, commodities, loans, securities, interest rates, or indexes, (b) any Derivative, or (c) any other medium for investment.
          “Mortgage-backed Security” means a type of bond or note (other than a U.S. Government Security) that is based on one or more pools of mortgages, or collateralized by the cash flows from one or more pools of underlying mortgages, and includes collateralized mortgage obligations.
          “Moody’s” means Moody’s Investors Service, Inc.
          “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.
          “Unrated Investments” means any debt security or Investment that is not publicly rated by S&P, Moody’s or another nationally-recognized statistical rating organization.
          “U.S. Government Securities” means debt securities that, directly or indirectly, are backed by the full faith and credit of the United States of America.